EX-99.23(p)(115)

Code of Conduct

Doing What’s Right

THE BANK OF NEW YORK MELLON

Table of Contents

CHAIRMAN’S LETTER	1	CONDUCTING BUSINESS	24-27
DOING WHAT’S RIGHT	2	Fair competition and anti-trust	24
HOW TO REPORT A CONCERN	3	Anti-corruption and improper payments	26
KEY PRINCIPLES OF OUR CODE	4	Combating financial crime and money laundering	27
WHAT YOU SHOULD KNOW ABOUT OUR CODE OF CONDUCT	5-9	WORKING WITH GOVERNMENTS	28-29
		Your obligations	28
		Basic principles	29
Our values	5
Purpose of our Code	6	PROTECTING ASSETS	30-36
Who must follow this Code?	6	Financial integrity	30
Waivers of the Code for executive officers	6	Additional standards for senior financial professionals	31
What is expected of employees?	7	Use of company assets	31
What is expected of managers?	8	Protecting client and employee records and observing our privacy principles	32
Responsibility to ask questions and report concerns	8
What happens when a concern is reported?	9	Records management	33
Zero tolerance for retaliation	9	Use of computers, systems and corporate information	33
Cooperating with an investigation	9	Inside or proprietary information	35
RESPECTING OTHERS	10-13	SUPPORTING OUR COMMUNITIES	37-39
Mutual respect and professional treatment	10	Political activities	37
Harassment-free environment	12	Investor and media relations	38
Safety and security	13	Charitable contributions and corporate sponsorship	39
Managers’ responsibilities	13	Participating in trade associations, conferences and speaking engagements	39
AVOIDING CONFLICTS	14-23
Overview	14	ADDITIONAL HELP	40-41
Gifts and entertainment	15
Outside employment and business dealings	18
Outside service as a director, officer or general partner	20
Ownership of an outside business	21
Fiduciary appointments	21
Personal investment decisions	21
Dealing with family and close personal friends	22
Corporate opportunities	23

The Code of Conduct does not alter the terms and conditions of your employment. Rather, it helps each of us to know what must be done to make sure we always Do What’s Right. The most current version of the Code can be found on MySource.

Throughout the Code, references to company policies apply only to global policies that cover all employees and do not include additional policies you must follow that are specific to your location or line of business. The Code is not intended to fully describe the requirements of referenced policies, which can be found in their entirety on MySource.

Dear Colleague:

At The Bank of New York Mellon, nothing is more important than Doing What’s Right.

Our commitment to Ethics and Compliance is at the heart of our business and our organization. It defines us as a company and guides us as individuals who work to deliver our values — Client Focus, Trust, Teamwork and Outperformance — day in and day out.

But, Doing What’s Right means knowing what’s right, and sometimes that’s not as simple as it seems. There are countless laws and regulations we have to comply with and various company policies and procedures to which we must adhere. Understanding it all can be difficult. That’s why we have updated our Code of Conduct to make it easier to read and understand.

Our aim is to put into everyday language the basics you need to know as you go about your daily work. We can’t cover everything here, but this should give you a good sense of the fundamental concepts that apply across businesses and geographies, and all in text that is straightforward and free of jargon and legalisms.

Yet, I want to stress that your best indicator of right and wrong is your own instinct. If something seems wrong to you, you should and must speak up.
Ask questions. Get more information until you are satisfied. And if you’re not satisfied, then speak to your manager or your manager’s manager or someone from Legal, Audit, Compliance, Human Resources, or our Ethics Hot Line and Ethics Help Line.

This responsibility to speak up is another good reason why our Code of
Conduct is so important. It can help clarify what’s right and what isn’t, and it can guide you in how to take the appropriate action when necessary.

So, please take the time to read the Code as soon as possible. This is one of the easiest and most important steps you can take to ensure that you always Do What’s Right.

/s/ Bob Kelly

Doing What’s Right

At The Bank of New York Mellon, “Doing What’s Right” means
•  Contributing to an ethical culture is expected and valued,
•  Conducting business in full compliance with all applicable laws and regulations, and in accordance with the highest ethical standards,
•  Fostering honest, fair and open communication,
•  Demonstrating respect for our clients, communities and one another,
•  Being accountable for your own and team actions, and
•  Being willing to take a stand to correct or prevent any improper activity or business mistake.

How to Do What’s Right
•  Put company values, policies and procedures into action,
•  Know the laws and regulations affecting your job duties and follow them,
•  Take responsibility for talking to someone if you see a problem, and
•  Ask questions if you are unsure of the right thing to do.

When you are uncertain, ask yourself these questions
•  Could the action affect the company’s reputation?
•  Would it look bad if reported in the media?
•  Am I uncomfortable taking part in this action or knowing about it?
•  Is there any question of illegality?
•  Will the action be questionable with the passage of time?

If the answer to any of these questions is “yes,” ask more questions. Keep asking until you get a satisfactory answer. Talk to your manager, the Compliance and Ethics Department, Legal or Human Resources, or call the Ethics Office before doing anything further. Don’t stop asking until you get the help you need.

It’s your obligation to Do What’s Right.

How to report a concern:
Usually, the best place to start is by talking to your manager. If this makes you uncomfortable, then consider the options below.
Ethics Help Line	Ethics Help Line (operated by members of the company’s Ethics Office)
• United States and Canada: 1-888-635-5662
• Europe: 00-800-710-63562
• Brazil: 0800-891-3813
• Australia: 0011-800-710-63562
• Asia: 001-800-710-63562 (except Japan)
• Japan: appropriate international access code + 800-710-63562
• All other locations: call collect to 412-236-7519

Please note that your phone call can be anonymous.

E-mail: ethics@bnymellon.com (To remain anonymous, please use the telephone help line for reporting your concern.)

Ethics Hot Line	Ethics Hot Line (operated by EthicsPoint, an independent hotline administrator)
• United States and Canada: 1- 866-294-4696
• Outside the United States dial the AT&T Direct Access Number for your country and carrier, then 866-294-4696
AT&T Direct Access Numbers by Country/Carrier
• United Kingdom: British Telecom 0-800-89-0011; C&W 0-500-89-0011; NTL 0-800-013-0011
• India: 000-117
• Brazil: 0-800-890-0288
• Ireland: 1-800-550-000; Universal International Freephone 00-800-222-55288
• Japan: IDC 00 665-5111; JT 00 441-1111; KDDI 00 539-111
• Australia: Telstra 1-800-881-011; Optus 1-800-551-155
• Hong Kong: Hong Kong Telephone 800-96-1111; New World Telephone ###-##-####
• Singapore: Sing Tel 800-011-1111; StarHub 800-001-0001

Web Report: http://www.ethicspoint.com (hosted on EthicsPoint’s secure servers and is not part of the company’s web site or intranet).

Please note that all contacts to EthicsPoint can be anonymous.

Incident Reporting	Incident Reporting

If your concern involves potential criminal or unusual client activity, you must file an
Incident Report within 72 hours. In the US, you can file an Incident Report using the icon on your PC desktop. In other locations, you should contact your compliance officer for assistance in following country-specific guidelines.

Director’s Mailbox	Director’s Mailbox

If your concern involves questionable accounting or auditing matters, you may also report your concern to the Presiding Director of the Board (who is independent of management). You can contact the Presiding Director by sending an e-mail to non-
managementdirector@bnymellon.com or by postal mail addressed to:

The Bank of New York Mellon Corporation
Church Street Station
PO Box 2164
New York, New York 10008-2164 USA
Attention: Non-Management Director

Please note the postal mail option can be anonymous.

Key Principles of Our Code

Respecting others
We are committed to fostering an inclusive workplace where talented people want to stay and develop their careers. Supporting a diverse, engaged workforce allows us to be successful in building trust, empowering teams, serving our clients and outperforming our peers. We give equal employment opportunity to all individuals in compliance with legal requirements and because it’s the right thing to do.

Avoiding conflicts
We make our business decisions free from conflicting outside influences. Our business decisions are based on our duty to The Bank of New York Mellon and our clients, and not driven by any personal interest or gain. We are alert to any potential conflict of interest and ensure we identify and mitigate or eliminate any such conflict.

Conducting business
We secure business based on honest competition in the marketplace, which contributes to the success of our company, our clients and our shareholders. We compete in full compliance with all applicable laws and regulations. We support worldwide efforts to combat financial corruption and financial crime.

Working with governments
We follow all requirements that apply to doing business with governments. We recognize that practices that may be acceptable when dealing with a private company that is the client may cause problems or be a violation of law when working with a government.

Protecting assets
We ensure all entries made in the company’s books and records are complete and accurate, and comply with established accounting and record-keeping procedures. We maintain confidentiality of all forms of data and information entrusted to us, and prevent the misuse of information belonging to the company or any client.

Supporting our communities
We take an active part in our communities around the world, both as individuals and as a company. Our long-term success is linked to the strength of the global economy and the strength of our industry. We are honest, fair and transparent in every way that we interact with our communities and the public at large.

What you should know about our Code of Conduct

Our Values

Our values provide the framework for our decision-making and guide our business conduct. Incorporating these values into our actions helps us to do what is right and protect the reputation of the company.

•  Client Focus: Being our clients’ “partner of choice” by delivering the world’s best client service

•  Trust: Acting with the highest standards of integrity and openness to ensure the trust of those we serve

•  Teamwork: Fostering diversity and collaboration, and empowering employees to deliver our very best

•  Outperformance: Consistently exceeding the expectations of our clients, communities, shareholders and each other

What our values do:

•  Explain what we stand for and our shared culture

•  Span geographies and lines of business

•  Represent the promises made to our clients, communities, shareholders and each other

•  Are critical to our success

At the foundation of our Code of Conduct are our Values – Client Focus, Trust, Teamwork and Outperformance.

Our values underscore our commitment to be a client-focused, trusted financial institutiondriven by an empowered global team dedicated to outperforming in every market we serve.

Purpose of our Code

Today’s global marketplace is filled with a host of new challenges and changes, but one constant guides us — the mandate to meet the highest standards of legal and ethical integrity.

The Code of Conduct is the foundation of our commitment to Doing What’s Right, but it is not intended to describe every law or policy that applies to you. Nor does it address every business situation you may face. You’re expected to use common sense and good judgment, and seek advice when you’re unsure of the proper response to a particular situation.

The Code provides the framework and sets the expectations for business conduct. It clarifies our responsibilities to each other, clients, suppliers, government officials, competitors and the communities we serve. It outlines important legal and ethical issues. Failing to meet these standards could expose our company to serious damage.

Who must follow this Code?

All employees worldwide who work for The Bank of New York Mellon or an entity that is more than 50 percent owned by the company must adhere to the standards in our Code. No employee is exempt from these requirements, regardless of the position you hold, the location of your job or the number of hours you work. If you oversee vendors, consultants or temporary workers, you must supervise their work to ensure their actions are consistent with the key principles in this Code.

Waivers of the Code for Executive Officers

Waivers of the Code are not permitted for any executive officer of The Bank of New York Mellon, unless the waiver is made by the company’s Board of Directors (or a committee of the Board) and disclosed promptly to shareholders. Individuals who are deemed to be “executive officers” of The Bank of New York Mellon will be notified as appropriate.

Compliance with the letter and the spirit of our Code of Conduct, laws and regulations, policies and procedures is not optional. It’s how we do business: it’s the embodiment of Doing What’s Right.

What is expected of employees?

You’re responsible for contributing to our culture of Doing What’s Right by knowing the rules that apply to your job. This includes company policies, procedures, laws and regulations governing the country and businesses in which you work. Some lines of business may have more restrictive policies and procedures, and certain countries may have laws that are unique to a location. In these situations, you’re expected to follow the more restrictive rules.

You’re expected to ask your manager if you have questions about performing your job. If you do not get an adequate response, it’s your duty to keep asking until you get a satisfactory answer. You must question any request that does not comply with company policies, laws or regulations, or is inconsistent with our Code of Conduct.

No manager or leader in our company can ask you to violate a law or regulation, or to act in a manner inconsistent with our Code of Conduct. You should challenge any such request and alert appropriate individuals.

You’re expected to comply with applicable laws and regulations and follow this Code, including the spirit of its intent. The penalty for violating any provision may be disciplinary action up to and including dismissal. If you violate a criminal law applicable to the company’s business, the matter will be reported to the appropriate authorities.

You are required to use CODE RAP (Code Reports and Permissions) to report or obtain approval for certain activities that are noted throughout the Code of Conduct and various company policies (e.g., gifts, entertainment and certain outside employment or positions). CODE RAP is a web-based system that can be used from any PC with an Internet connection. Secure logon credentials are required to access CODE RAP and you can learn more by visiting MySource, the company’s intranet site. If you need assistance or do not have access to a PC, ask your manager for help.

You’re obligated to comply fully with our Code of Conduct and may be required to certify your compliance with the Code. You will be notified of any required certifications.

Q & A

Q: I work outside of the US.
Do US laws apply to me?

A: The Bank of New York Mellon does business all over the world, which means that you may be subject to laws of countries other than the one in which you live. You must follow those laws that apply to your business duties, wherever you work. The Bank of New York Mellon is the parent of our operating companies and is incorporated in the US, so US laws may apply to certain business activities even if they are conducted outside of the US. The reverse may also be true — other countries may apply their laws outside of their boundaries. If you have questions about the laws that apply to your business activity, ask your manager or contact the Legal representative who supports your line of business.

What is expected of managers?

Those who manage or supervise others have a special obligation to set an example in Doing What’s Right. Some of the ways you’re expected to demonstrate this leadership include:
•  Creating a culture of compliance and ethics,
•  Ensuring employees have the relevant resources to understand their job duties,
•  Monitoring compliance with the Code of Conduct, company policies and procedures of the employees you supervise,
•  Fostering an environment in which employees are comfortable raising questions and concerns without fear of retaliation,
•  Reporting instances of non-compliance to the proper management level,
•  Taking appropriate disciplinary action for compliance and ethics violations, and
•  Reviewing the Code of Conduct no less than annually with your staff.

Responsibility to ask questions and report concerns

It’s important that you speak up if you have a question or concern about what to do in a certain situation or if you believe someone is doing — or about to do — something that violates the law, company policy or our Code of Conduct. If you have a genuine concern, you must raise it promptly. The longer you wait, the worse the situation may become.

If you have a question or concern, your manager is usually a good place to start. Other people you may go to for help or advice are:
•  Your manager’s manager
•  Your line of business Compliance officer
•  Someone in the Human Resources or the Legal department

The important thing is that you speak up. If your concern is not addressed, raise it through other channels. You can always contact the Ethics Office through the Ethics Help Line or Ethics Hot Line.

You can also visit the Doing What’s Right section of the Compliance and Ethics page on MySource for more information on reporting an issue or incident

Q & A

Q: Where do I go for help if I’m uncomfortable talking to my management?

A: You can contact the Ethics Help Line or the Ethics Hot Line. The contact information is located in the Code of Conduct, on MySource and on the company’s public Internet site.

What happens when a concern is reported?

When you report a concern to the Ethics Help Line or Ethics Hot Line, your concerns will be taken seriously and investigated fully. Be prepared to give detailed information about your concern. You can choose to be anonymous if you want. Your confidentiality will be protected to the fullest extent possible and every effort will be made to quickly resolve your concern.

These reporting mechanisms are meant to be used only when you have a genuine concern that something is wrong. You will not be provided protection for your own misconduct just because you filed a report or if you knowingly give a false report.

Zero tolerance for retaliation

Anyone who reports a concern or reports misconduct in good faith, and with the reasonable belief that the information is true, is demonstrating a commitment to our values and following our Code of Conduct. The company has zero tolerance for acts of retaliation. Zero means zero. No one has the authority to justify an act of retaliation. Any employee who engages in retaliation will be subject to disciplinary action, which may include dismissal.

Cooperating with an investigation

You’re expected to cooperate with any investigation into alleged violations of our Code of Conduct, laws, regulations, policies or procedures, and are expected to be truthful and forthcoming during any investigation. This includes situations where you are an involved party, a witness, or are asked to provide information as part of an investigation. Any attempt to withhold information, sabotage or otherwise interfere with an investigation may be subject to any level of disciplinary action up to and including dismissal.

Remember, investigations are confidential company matters. You are not allowed to discuss any aspect of an investigation, even the fact that an investigation is being conducted, with any person not authorized to know it, including your co-workers and managers, as well as people outside of the company.

Q & A

Q: Can I report a concern anonymously?

A: Yes, you can report your concern to the Ethics Help Line or Ethics Hot Line anonymously if you wish.

It’s your obligation to Do What’s Right.

Key Principle: Respecting Others
Respecting Others

We are committed to fostering an inclusive workplace where talented people want to stay and develop their careers. Supporting a diverse, engaged workforce allows us to be successful in building trust, empowering teams, serving our clients and outperforming our peers. We give equal employment opportunity to all individuals in compliance with legal requirements and because it’s the right thing to do.

MUTUAL RESPECT AND PROFESSIONAL TREATMENT
HARASSMENT-FREE ENVIRONMENT
SAFETY AND SECURITY
MANAGERS’ RESPONSIBILITIES

Key Principle: Respecting Others

Mutual respect and professional treatment

One of our values is Teamwork and nothing damages a team more quickly than a lack of mutual respect. For our company to be successful, we all must work together toward common goals. Employees and managers share a mutual responsibility to keep one another informed of any information that may be important to job performance and to understanding the organization.  You’re expected to treat your fellow employees professionally — it’s what we owe each other in the workplace.

The company recognizes your right to form personal relationships with those you meet in the workplace; however, you’re expected to use good judgment to ensure your personal relationships do not negatively affect your job performance or interfere with your ability to supervise others.  Favoritism, open displays of affection and making business decisions based on emotions or personal relationships are inappropriate.

Situations that involve borrowing money, or making loans between employees, or between one employee and a family member of another employee must be avoided, unless it is of an incidental nature involving a minimal amount of money. Managers should be particularly sensitive to situations involving lending money to those who report to them and avoid these workplace situations.

(Reference: Loans from One Employee to Another)

Q & A

Q: I asked a question in a staff meeting and the response I received was offensive — several people laughed at me and I was mortified. What should I do?

A: The response you received was inappropriate. Healthy communication can only occur in environments where different opinions can be expressed and respectful debate occurs. It’s okay to disagree with a colleague. However, it must be done in a professional and respectful way. Talk to the person who made the remark. If you feel uncomfortable doing so, speak with your manager or Human Resources.

Similarly, gifts and entertainment between employees (including family members of another employee) can create conflicts. Company policy places limits on the amounts that are permissible and amounts above those established limits require approval via CODE RAP.

(Reference: Gifts and Entertainment from One Employee to Another)

Managers must also be aware of situations where family members or close personal friends may also work at The Bank of New York Mellon.

The company prohibits any work situations where there is a direct reporting relationship between family members. In addition, wherever possible, situations should be avoided that involve family members working in the same business unit at the same location, or family members working in positions where they can jointly control or influence transactions.

Senior executives must be aware that there are restrictions on hiring family members. If you encounter such a situation or are aware of   one, you should contact Human Resources for guidance.

(Reference: Hiring and Continued Employment of Employees’ Relatives or Individuals Sharing Employees’ Household)

Harrassment-free environment

The Bank of New York Mellon will not tolerate any form of harassment or discrimination. Harassment can be verbal, physical or include visual images where the effect creates an offensive atmosphere. It can take many forms and includes jokes, slurs and offensive remarks, whether delivered verbally, graphically or in electronic media, including e-mail.

Harassment also includes disrespectful behavior or remarks that involve a person’s race, color, sex, age, sexual orientation, gender identity, religion, disability, national origin or any other legally protected status. Certain local laws or regulations may provide additional protection for employees, so check with Human Resources or the Legal department in your local area if you have questions.

Some countries have specific laws concerning sexual harassment that include:

•  Intentional or unintentional, unwelcome sexual advances with or without Touching

•  Coerced sexual acts

•  Requests or demands for sexual favors

•  Other verbal or physical conduct of a sexual nature

Our commitment to a harassment-free environment applies in all work-related settings and activities, whether on or off company premises, and extends to employees’ actions toward clients and vendors.

Harassment of any kind will not be tolerated in the workplace.

Q & A

Q: A colleague makes comments about my appearance that make me feel uncomfortable. I’ve told my colleague that I don’t like these comments, but they continue and I’m told I’m too sensitive. What am I supposed to do?

A: You should talk to your manager and ask for help. If you do not feel comfortable talking to your manager, talk to Human Resources or call the Ethics Help Line or Ethics Hot Line.

Safety and security

The Bank of New York Mellon is committed to establishing and maintaining safe and healthy working conditions at all locations and to complying with laws that pertain to employee workplace safety. Listed below are some of the principles of maintaining a safe and secure workplace:

•You must contribute to maintaining a workplace free from aggression. Threats, intimidating behavior or any acts of violence will not be tolerated.

•You may not use, possess, sell or transfer illegal drugs on company property. In addition, you won’t be permitted to work if you’re using illegal drugs or impaired by alcohol.

•You may not bring weapons onto company property. This includes weapons used for sporting purposes or otherwise legal to possess. Weapons of any kind have no place in the work environment.

•You should be alert to individuals who are on company premises without proper authorization. Make sure you observe all physical access rules in your location and report incidents of unauthorized entry to your manager or to security personnel.

(Reference: Company Identification Card Issuance; Display and Use of Company Identification)

Q & A

Q: I have reason to believe that a colleague is coming to the office intoxicated. What should I do?

A: You should notify your manager immediately. If you’re uncomfortable discussing this with your manager, contact Human Resources.

Managers’ responsibilities

As part of a worldwide financial services organization, managers have a special responsibility to demonstrate our values through their actions. Managers must foster an environment of integrity, honesty and respect. This includes creating a work environment that is free from discrimination, harassment, intimidation or bullying of any kind. This type of behavior will not be tolerated and is inconsistent with our values and the Code of Conduct.

Managers also must ensure that all aspects of the employment relationship are free from bias and that decisions are based upon individual performance and merit.

It’s your obligation to Do What’s Right.

Key Principle: Avoiding Conflicts

Avoiding Conflicts

We make our business decisions free from conflicting outside influences. Our business decisions are based on our duty to The Bank of New York Mellon and our clients, and not driven by any personal interest or gain. We are alert to any potential conflict of interest and ensure we identify and mitigate or eliminate any such conflict.

GIFTS AND ENTERTAINMENT
OUTSIDE EMPLOYMENT AND BUSINESS DEALINGS
OUTSIDE SERVICE AS A DIRECTOR, OFFICER OR GENERAL PARTNER
OWNERSHIP OF AN OUTSIDE BUSINESS
FIDUCIARY APPOINTMENTS
PERSONAL INVESTMENT DECISIONS
DEALING WITH FAMILY AND CLOSE PERSONAL FRIENDS
CORPORATE OPPORTUNITIES

Overview

The way we conduct our daily business dealings with clients, suppliers, vendors and competitors determines our reputation in the marketplace far more than any other actions we take. Each one of us contributes to The Bank of New York Mellon’s reputation. You’re expected always to act in a way that reflects our commitment to integrity and responsible business behavior.

A conflict of interest is any situation where your interests and the company’s interests are, or appear to be, in opposition. When you’re in such a situation, it’s difficult to objectively fulfill your job duties and your loyalty to the company may be compromised — or appear to be compromised. Every business decision you make should be in the best interests of the company and not for your own personal gain or benefit. So, you may not engage in any activity that creates, or even appears to create, a conflict of interest between you and The Bank of New York Mellon. You should not take any business action, including any loan or guarantee, for your personal benefit, or to benefit a relative or close friend at the expense of the company’s best interests.

If you believe you have a conflict of interest, or may be perceived to have such a conflict, you must disclose this to your Compliance Officer or to the Ethics Office. You’re expected to cooperate fully with all efforts to resolve any such conflict. The routine activities on the following pages can give rise to an actual or perceived conflict of interest.

(Reference: Conflicts of Interest)

Even if the conflict does not create an improper action, the appearance of a conflict of interest can be equally damaging to our reputation.

Gifts and entertainment

Our clients, suppliers and vendors are vital to The Bank of New York Mellon’s success. That’s why it’s imperative that these relationships remain objective and fair. While business gifts and entertainment can be important to building goodwill, they can also affect the relationship if your ability to exercise sound business judgment becomes blurred. To prevent misunderstandings, it’s recommended that, at the beginning of the business relationship, you discuss with your clients, suppliers and vendors what is permissible under our Code.

Fundamentally, interactions with existing or prospective clients, suppliers and vendors are business relationships that should be treated accordingly. The inappropriate giving or receiving of gifts and entertainment can erode the distinction between a business and a personal relationship. An appropriate benchmark is whether public disclosure of any gift or entertainment you accept or give would embarrass you or damage The Bank of New York Mellon’s reputation.

If your judgment begins to be influenced inappropriately by a close relationship with a client, supplier or vendor, then you have crossed the line and you should remove yourself from that relationship.

Q & A

Q: My line of business is considering asking a local vendor that we use from time to time to donate small gifts to a local charity. Since we’re not getting anything of value, can we assume this is allowable?

A: No. This is inappropriate. Asking vendors or suppliers to donate gifts, even if nominal in amount and for a charitable purpose, gives the impression that they must honor our request to continue doing business with the company.

The basic principle is that no gift or entertainment may be accepted or provided if it obligates you, or appears to obligate you, to the individual receiving or giving the gift or entertainment. Gifts and entertainment should be defined in the broadest sense to include money, securities, business opportunities, goods, services, discounts on goods or services, entertainment, food, drink and any similar items.

In addition to the rules noted on the next page that apply across the company, certain lines of business may have more restrictive rules and requirements. You are expected to know and follow the more rigorous standards that may apply to your job or your location.

The following are NOT allowed, regardless of the value:

•  Accepting or giving anything as a “quid pro quo”, that is for doing something in return for the gift or entertainment,

•  Accepting or giving cash or cash equivalents (e.g., checks, cash convertible gift certificates or cards, securities and loans),

•  Accepting or giving a gift or entertainment that violates any law or regulation or brings harm to The Bank of New York Mellon’s reputation,

•  Accepting or giving anything that could be viewed as a bribe, payoff or improper influence,

•  Accepting or giving a gift or entertainment that violates any standard of conduct for your profession, especially if you hold a license or a certification,

•  Using your position in any way to obtain anything of value from prospective   or existing clients, suppliers, vendors or persons to whom you refer business,

•  Providing entertainment that is lavish or too frequent for an existing or  prospective client, vendor or supplier,

•  Participating in any entertainment that is inappropriate, sexually oriented or inconsistent with ethical business practices,

•  Accepting gifts or entertainment from, or giving them to, any vendor or supplier during the selection or sourcing process, whether or not you are the primary relationship manager or involved directly in the negotiation to secure the products or services,

•  Participating in any action that would cause the other person to violate their own company’s standards for gifts and entertainment, and

•  Providing gifts or entertainment to an existing or prospective client, supplier or vendor not recorded properly in the company books and records.

Q & A

Q: I am vacationing in the Caribbean and my client has a home on the island that I’m visiting. She’s been asking me to stay in her home. I’ll make sure we discuss business and I may even be able to get some business referrals from her friends. There won’t be any expense to The Bank of New York Mellon. Can I stay in the client’s home?

A: No. Staying in a client’s home is inappropriate. Your client is a business associate, not a personal friend. This type of entertainment could be viewed as improper and could bring harm to the company’s reputation if disclosed to the public. The fact that the company is not paying for any expenses is not relevant. You should thank the client for the kind suggestion, explain our policy and politely decline the offer.

The following require express pre-approval or reporting via CODE RAP before you proceed. Approval is required whether you’re the recipient of the gift or entertainment, or you’re providing such to a client, vendor or supplier:

•  Accepting a gift or bequest under a will or trust document of a client  of The Bank of New York Mellon, regardless of the amount,

•  Attending special, high-profile events, such as World Cup matches or Super Bowl games, regardless of the stated amount on the tickets,

•  Giving or receiving any gift or entertainment that exceeds    amounts permissible in company policy entertainment includes meals, refreshments or other accommodations, but should only be considered business entertainment if given in connection with a legitimate business meeting), and

•  Giving gifts or entertainment to any US government official (federal, state and local)

– The laws surrounding gifts or entertainment to government officials are complex, so you should ask your manager for assistance or contact the Government Contracting Unit of Compliance with questions.

The following are usually acceptable, but you should raise questions if you’re in doubt:

•  Gifts based upon obvious family    or long-standing, personal relationships (such as those between you and your parents, children, spouse or a childhood friend), where the circumstances make it clear that  those relationships are the motivating factor for the gift, rather than the business relationship,

Q & A

Q: I’m worried about the impression my office is giving to the community. We host what I consider to be lavish parties for prospective clients and some people seem to be constantly “entertaining” clients. Should I be worried?

A: It depends. It could be that your colleagues are engaging in legitimate business entertainment. It’s possible that the entertainment complies with the Code of Conduct and company policies, and you may not have all the facts. You should talk to your manager or the next level of management about your concern. If you’re uncomfortable doing this or you get an unsatisfactory answer, contact the Ethics Help Line or the Ethics Hot Line to report your concern.

•  Gifts of a nominal value (under $100 US or local equivalent), but only if the gift is given in connection with a commonly recognized event or occasion (e.g., holiday, job event such as a promotion or retirement, life event such as a wedding, or a business event such as a conference, sports or cultural event). Even in these situations, you must report the gift or entertainment to your direct manager,

•  Promotional items of a nominal value, such as pens, calendars, paperweights,

•  Items with little intrinsic value, such as plaques, certificates and trophies recognizing service and accomplishments for civic, charitable, educational or religious organizations,

•  Discounts or rebates on merchandise or services that do not exceed those available to the general public or available to you as an employee of the company, and

•  Loans from other financial institutions, so long as they are on customary terms for legally permissible purposes.

If you receive a gift not in compliance with these requirements, you must immediately return the gift to the sender. If appropriate, you should send a letter explaining the company’s policy or your business line’s policies.

(Reference: Policy on Gifts, Entertainment, and Other Payments)

Outside employment and business dealings

Certain types of outside employment or business dealings may cause a conflict of interest or the appearance of a conflict. It’s your responsibility to recognize these situations. Any activity that diminishes your ability to perform your job duties objectively, benefits you at the expense of The Bank of New York Mellon, competes with any business or service provided by the company, or has the potential to damage our reputation will not be permitted.

Certain types of outside employment or business dealings may not be accepted while employed by The Bank of New York Mellon, including:

•  Employment or association with companies or organizations that prepare, audit or certify statements or documents pertinent to the company’s business,

•  Employment with clients, competitors, vendors or suppliers that you deal with in the normal course of your job duties, and

•  Any business relationship with a client, prospect, supplier, vendor or agent of the company (other than normal consumer transactions conducted through ordinary retail sources).

Q & A

Q: A colleague of mine works part-time for a company that provides office supplies, such as paper and pens, to The Bank of New York Mellon. Should I be concerned that his outside employment could be a conflict?

A: It does not seem likely this would be a conflict, so long as your colleague is not involved in the decision making process to purchase supplies from the outside company or approve invoices or payments to the supplier. If you’re concerned, you may want to talk with your manager. In addition, you can always contact your Compliance Officer or the Ethics Office for guidance.

Certain types of outside employment and business dealings require approval from the company before acceptance. You must seek approval via CODE RAP. Depending upon your job duties or other regulatory requirements, your request may be denied or limits may be placed upon your activities. The following positions require approval:

•  Employment involving the use of a professional license even if that license is not required for you to perform your current duties (e.g., FINRA, real estate, insurance, certified accountant and attorney),

•  Employment involving providing tax advice or tax return preparation,

•  Any type of employment in the financial services industry,

•  Employment that could compete with the company or divert business opportunities in any way,

•  Any position that is similar in nature to your present job duties and involves a “knowledge transfer” to the other organization,

•  Jobs that adversely affect the quality of your work, distract your attention from your job duties or otherwise influence your judgment when acting on behalf of the company,

•  Employment of any kind that would negatively impact the company’s financial or professional reputation, and

•  Serving as an expert witness, industry arbitrator or other similar litigation support that is unrelated to The Bank of New York Mellon, as these activities generally take a significant amount of time and have the potential to create conflicts of interest (e.g., taking a position that is contrary to company policies or procedures or otherwise conflicts with the interests of our    clients).

Even if your outside employment is approved or permissible under the Code, you may not solicit employees, clients, vendors or suppliers, nor may you utilize the company’s name, time, property, supplies or equipment. All approvals granted for outside employment expire after one year. Annual re-approval via CODE RAP is required since facts and circumstances may change.

(Reference: Outside Affiliations, Outside Employment, and Certain Outside Compensation Issues)

Outside service as a director, officer or general partner

You must obtain prior approval before you serve as a board member, officer or general partner of the following:

•  All for-profit companies, and

•  Non-profit entities, where any of the following circumstances exist:

– There is a client, business or financial relationship between the entity and The Bank of New York Mellon, including receiving charitable contributions, grants or foundation money.

– The entity is a trade or industry organization (e.g., Financial Industry Regulatory Authority or the Chartered Financial Analyst Institute).

– You receive any type of compensation (e.g., cash, securities, goods, services).

– The entity is any type of government agency or your position is considered to be a public official (whether elected or appointed).

– You have been asked by The Bank of New York Mellon to serve the organization.

You may not serve until you have full approval from The Bank of New York Mellon as required by policy and documented in CODE RAP. If you are compensated, you may be required to surrender the compensation if there is a potential conflict of interest or you’re serving the outside entity on behalf of The Bank of New York Mellon. Annual re-approval via CODE RAP is required as facts and circumstances may change, so you may not be given permission to serve every year.

Even if the service does not require approval, you must notify The Bank of New York Mellon of any anticipated negative publicity, and you must follow these guidelines while you serve:

•  Never attempt to influence or take part in votes or decisions that may lead to the use ofa Bank of New York Mellon product, service or other type of benefit to the company; the entity records must reflect that you abstained from such a vote or discussion.

•  You must ensure the entity conducts its affairs lawfully, ethically, and in accordance with prudent management and financial practices. If you cannot, then you must resign.

(Reference: Outside Affiliations, Outside Employment, and Certain Outside Compensation Issues; Restrictions on Accepting Compensation When Serving as a Board Member or Senior Officer of an Outside Entity)

Q & A

Q: I’ve been asked to sit on the board of a local non-profit group. They use our Wealth Management group to manage their charitable giving program. I don’t have any business dealings with the non-profit group and don’t work in Wealth Management. Do I have to report this?

A: Yes. The non-profit entity is a client of The Bank of New York Mellon. It does not matter which line of business has the client relationship, or whether or not you have any business dealings with the group. You must submit a CODE RAP form and receive approval before you agree to serve.

Ownership of an outside Business

If you own a business (either as a sole proprietor or partial owner), you must seek approval for this ownership via CODE RAP. You’ll be required to provide pertinent details, such as any relationship with The Bank of New York Mellon (including employees), any compensation/payment received, time required and potential conflicts of interest (actual or in appearance). Annual re-approval via CODE RAP is required as facts and circumstances may change.

(Reference: Outside Affiliations, Outside Employment, and Certain Outside Compensation Issues)

Fiduciary appointments

Fiduciary appointments are those where you act as an administrator, executor, guardian or custodian for a minor, trustee or managing agent. In general, you’re strongly discouraged from serving as a fiduciary unless you’re doing so for a family member or a long-standing, personal friend. Any request must be submitted through CODE RAP.

Even if you’re serving as a fiduciary for a family member or a long-standing, personal friend, you should be cautious if they are a company client or if you receive compensation for your service. Both of these situations require approval through CODE RAP. If there is a client relationship, there may be restrictions or controls placed on your service, or you may be denied the ability to serve in such a fiduciary capacity.

In all situations where you’re acting as a fiduciary, you must follow these guidelines:

•  Do not represent that you’re performing the same professional services that are performed by a bank, or that you have access to such services,

•  Do not accept a fee for acting as a co-fiduciary with a bank, unless you receive approval from the board of directors of that bank, and

•  Do not permit your appointment to interfere with the time and attention you devote to your Bank of New York Mellon job duties.

Personal investment decisions

Your personal investments, and those of certain family members, could lead to conflicts of interest. Therefore, you’re required to comply with the company’s Personal Securities Trading Policy, including adhering to the restrictions placed on trading in The Bank of New York Mellon securities and a strict prohibition against insider trading. Certain employees will have additional restrictions placed on their personal investments that may include reporting and pre-clearing various types of securities transactions. You must be familiar with the responsibilities that apply to your job and you’ll be expected to follow those rules.

In addition, if you have (or anyone who reports to you has) responsibility for a client, supplier or vendor relationship as part of your job duties, you must be cautious about potential investments in that business or its securities, particularly for privately held or thinly traded public companies and ensure your full compliance with the Personal Securities Trading Policy.

(Reference: Personal Securities Trading Policy)

Dealings with family and close personal friends

You should be particularly sensitive to business situations involving family members, household members or close personal friends. In general, a family member or close personal friend should not have any business dealings with you or with anyone who reports to you. This also includes situations where your family members or close personal friends provide an indirect service to a client for whom you have responsibility.

You must disclose any such situation to your manager and your Compliance Officer and cooperate with all efforts to resolve such conflicts.

Q & A

Q: A client of mine is considering hiring my wife as his accountant. I did not make the referral to my client. Is this okay?

A: This situation could cause a conflict of interest, and you should contact your manager and your Compliance Officer immediately. If your wife is acting as your client’s accountant, she may be relying upon information The Bank of New York Mellon provides on the client’s account. This is a situation that puts you in a potential conflict of interest, so you may be required to resign from the client’s account if he hires your wife.

Q: My son works for a consulting company that The Bank of New York Mellon routinely hires for software development. My job does not require that I interact with him and I have no influence or input over the decision to hire the consulting company. Is this okay?

A: It doesn’t appear that there are any conflicts of interest with your son working for the consulting company and your job at The Bank of New York Mellon. To be certain, discuss this matter with your manager or your Compliance Officer, so that you can be sure there are no conflicts with this situation.

Corporate opportunities

You owe a duty to The Bank of New York Mellon to advance its legitimate business interests when the opportunity arises. You and your family members are prohibited from personally benefiting from opportunities discovered through the use of company property or information that you directly or indirectly obtained through your position at The Bank of New York Mellon.

Your actions must not compete in any way with businesses the company engages in, and you may neither ask for, nor accept, a business opportunity that may belong to The Bank of New York Mellon or could appear to belong to it.

You may not give legal, tax, investment or other professional advice to clients, prospects, vendors or suppliers of the company, unless this activity is part of your regular job responsibilities. You must also be cautious if clients, prospects, suppliers or other employees seek your guidance or your recommendation of a third party professional who provides these services, such as an attorney, accountant, insurance broker, stock broker, or real estate agent.

If you make such a recommendation, you must follow these requirements:

•  Provide several candidates and ensure you show no favoritism toward any of them

•  Disclose in writing that the recommendations are in no way sponsored or endorsed by the company

•  Do not accept any fee (now or in the future), nor may you expect any direct or indirect benefit (e.g., more  business from a better relationship) from the recommendation

All transactions with your clients, suppliers or vendors must be handled strictly on an “arm’s-length basis”, meaning that the terms of all transactions must not even suggest the appearance of a personal advantage.

It’s your obligation to Do What’s Right.

Key Principal: Conducting Business

Conducting Business

We secure business based on honest competition in the marketplace, which contributes to the success of our company, our clients and our shareholders. We compete in full compliance with all applicable laws and regulations. We support worldwide efforts to combat financial corruption and financial crime.

FAIR COMPETITION AND ANTI-TRUST
ANTI-CORRUPTION AND IMPROPER PAYMENTS
COMBATING FINANCIAL CRIME AND MONEY LAUNDERING

Key Principle: Conducting Business

Fair Competition and Anti-Trust

The Bank of New York Mellon is committed to fair dealing with our clients, suppliers, competitors and employees. The company is also committed to open competition as we believe this benefits our clients, the company and the community at large. We compete vigorously but only in full compliance with the laws and regulations of the numerous jurisdictions in which we do business, and in the spirit of honesty and integrity.

All Bank of New York Mellon entities must comply with the various “fair competition” and “fair dealing” laws that exist in many countries and “anti-trust” laws in the US. The general purpose of these laws is to protect the markets from anti-competitive activities. Some examples of such anti-competitive activities are those that involve entering into formal or informal agreements, whether written or oral, with competitors regarding:

•  Fixing prices or terms, or any information that impacts prices or terms,

•  Allocating markets, sales territories or clients, including sharing marketing plans or strategic documents,

•  Boycotting or refusing to deal with certain suppliers, vendors or clients (unless required by a law or governing body, such as the Office of Foreign Assets Control), and

•  Making the use of a product or service from a supplier or vendor conditional upon their use of our services or products.

The principles of fair dealing require us to deal fairly with our clients, suppliers, competitors and employees. Unfair advantage may not be taken through:

•  Manipulation,
•  Concealment,
•  Abuse of privileged information,
•  Misrepresentation of material facts, or
•  Any other unfair-dealing practices.

Q & A

Q: A close friend works for a competitor of The Bank of New York Mellon. We sometimes talk about the challenges we have in marketing certain products and bounce ideas off one another. Is this a problem?

A: Yes. You’re discussing confidential information that belongs to the company. You may also be violating anti-trust or anti-competitive laws. Do not talk about these types of matters with your friend, family members or anyone outside of the company.

The competition and anti-trust laws are many and complex, so if you have any question as to whether a particular activity is legal or in compliance with the spirit of these laws, you should contact a member of the Legal department. The following points reinforce the significance and complexity of these laws:

•  The laws can vary within the same country or organization. For example, several states within the US have fair competition laws, in addition to the federal anti-trust laws. Likewise, within the EU, individual countries may have laws that apply in addition to EU laws,

•  The laws of certain countries may apply to conduct that takes place outside of that country e.g., the US and EU),

•  Violations of these laws typically carry harsh penalties. Most permit significant monetary penalties for both the company and the individual employee, and some permit convicted individuals to be  imprisoned,

•  Meetings at professional gatherings, trade associations or conferences are particularly vulnerable to potential violations. If you’re involved in any discussion with a competitor that begins to suggest anti-competitive or anti-trust activity, or gives the appearance of this kind of activity, you must inform the competitor that the discussion must cease. If it does not, you must remove yourself from the  group. Immediately report the incident to the Legal department to protect  both you and the company, and

•  Many countries’ competition laws have provisions that make it illegal to monopolize or to abuse a dominant position in a market. You should check with the Legal department if you’re a senior manager of a business and  have concern about these issues.

Complying with fair competition and anti-trust laws also means that you may not use information or materials that belong to our competitors. This includes using information that a former employee of a competitor may bring with them to The Bank of New York Mellon. We succeed in the marketplace based on our own merits and do not engage in corporate “espionage” or unethical means to gain advantage on the competition. You’re expected to comply fully with the letter and the spirit of all fair competition and anti-trust laws.

Anti-corruption and improper payments

Most countries in which we do business have laws that prohibit bribes to foreign governments and officials. In the US, there is the Foreign Corrupt Practices Act. The term “officials” can be applied broadly to include officials of political parties, political candidates, employees of governments and employees of government-owned business. You must follow these laws regardless of the line of business in which you work or your country of residence.

Any attempt to pay money or anything of value to influence the actions or decisions of such officials, including receiving special treatment for yourself (or your family members) or the company, may be considered a violation of law. Violation of these laws is a serious offense, with significant penalties for both you and the company. You’re required to comply with the following rules:

•  Do not give anything of value (including gifts) to a foreign official to obtain or retain business; this includes payments for the purpose of reducing taxes or custom fees,

•  Do not attempt to avoid laws by making payments through third parties: be cautious when selecting or dealing with agents or other third-party providers,

•  Never make any payment that you do not record on company books and records, or make misleading accounting entries,

•  Seek guidance when circumstances are unclear or you’re asked to make a payment that makes you uncomfortable, and

•  Report any observations of others engaging in any behavior that you believe is improper.

(Reference: Foreign Corrupt Practices Act Policy)

Combating financial crime and money laundering

Money laundering is the process by which individuals or entities attempt to conceal unlawful funds or otherwise make the source of the funds appear legitimate. As a member of the financial services community, you have a special obligation to support law enforcement throughout the world to combat various types of financial crime, such as attempts to launder money for criminal activity and finance terrorist operations. You’re expected to comply fully with all anti-money laundering laws and only conduct business with reputable clients involved in legitimate business activities that use funds derived from lawful purposes.

It is critical to the health of the company that every employee adheres to the company’s strict “know-your-customer” policies.

In addition to our global policies, individual lines of business have detailed policies and procedures that address unique requirements and circumstances. You’re expected to know those procedures and follow them. Ask your manager for guidance. Knowing your customer means following established customer identification protocols for your business line, validating that the individual or entity, and the source of their funds, is legitimate.

Q & A

Q: A longtime client started a new company that purchases medical equipment for a facility in the Middle East. The payments are made via wire transfers from an account of another company she owns in the Cayman Islands. The bank account of the Cayman

A: Yes. Transferring funds to or from countries unrelated to the transaction, or transfers that are complex or illogical is a significant red flag. You’re obligated to file an Incident Report no later than 72 hours from the time you identify the activity as suspicious.

Failing to detect suspicious transactions or doing business with any person or  entity involved in criminal or terrorist activities puts the company and you at serious risk. Accordingly, the company will not tolerate any circumstance where an individual or business unit circumvents anti-money laundering policies or procedures or fails to report suspicious activity. No amount of revenue and no client relationship are worth the risk of doing business with those involved in criminal or terrorist activity. If you suspect or detect any suspicious activity, you must file an Incident Report as soon as possible, and no later than 72 hours after detection. No manager or executive has the authority to suppress such reports.

(References: Global Anti-Money Laundering/Know-Your-Customer Policy; Anti-Money Laundering Training Policy; Policy on Identifying, Investigating, and Reporting Fraud, Money Laundering etc.)

It’s your obligation to Do What’s Right.

Key Principle: Working with Governments
Working with Governments

We follow all requirements that apply to doing business with governments. We recognize that practices that may be acceptable when dealing with a private company that is the client may cause problems or be a violation of law when working with a government.

YOUR OBLIGATIONS
BASIC PRINCIPLES

Your Obligations

The Bank of New York Mellon conducts business with national and local governments and with government-owned entities. While you must always follow the standard of Doing What’s Right with any client, you should be aware that there are special rules when doing business with a government. Some practices that are acceptable when a private company is your client, such as nominal gifts or entertainment, may cause problems, or in some cases be a violation of law, when working with governments.

If you’re involved in any part of the process of providing services to a government entity, you have a special obligation to follow the basic principles in this section of the Code. These principles also apply in circumstances where you may be supervising the work of third parties in support of a government client (e.g., consultants, contractors, temporary workers or suppliers).

If you’re a manager or recruiter who has responsibility for hiring decisions, you may have additional, unique requirements. For example, certain jurisdictions, such as the US, have laws concerning employment discussions and the hiring of former government officials and their family members or lobbyists. Check with your local Human Resources representative or the Legal department in such circumstances to be sure you’re following requirements of the law.

Q & A

Q: I have clients in a country where some businesses have been “nationalized” and are now owned and run by the state. Are the people I deal with in these circumstances considered to be officials of the government?

A: You should assume the answer is yes. The laws can be complicated, so contact the Legal department for guidance.

Q: I’m hosting a dinner for a few of the larger clients in my region. One of the clients I was going to invite is the representative for the account we manage for the State of New Jersey. Do I have to notify anyone?

A: Yes. You may not proceed until you’ve received approval via CODE RAP from the Government Contracting Unit of Compliance. New Jersey has one of the most restrictive rules regarding gifts and entertainment, so you may not be able to invite this client. Do not proceed until you’ve received approval.

Basic principles

•  Know the restrictions or limitations on presenting and receiving hospitality. Do not offer or accept gifts to or from representatives of governments that do not comply with company policies, Never accept or offer anything of value meant to induce or influence government employees or officials as this gives the appearance of a bribe, and Don’t “tip” government officials or offer “inducement” payments.

•  Observe a “higher standard of care.” Never destroy or steal government property, Don’t make false or fictitious statements, or represent that agreements have been met if they haven’t, Don’t deviate from contract requirements without prior approval from the government, and Never issue invoices or charges  that are inaccurate, incorrect or unauthorized.

•  Cooperate with government investigations and audits. Don’t avoid, contravene or otherwise interfere with any government investigation or audit, and Don’t destroy or alter any company documents (whether electronic or paper)in anticipation of a request for those documents from the  government.

It’s important to note that in addition to the basic principles above, if your client is a US federal, state or local government, there are very specific legal requirements and company policies that you must follow. These obligations apply to all businesses that deal with US federal, state or local entities or officials, regardless of the location or the line of business providing the service, even in locations outside the US.

(References: Doing Business with the Government; Government Contracts; Obtaining Government Contracts; Delivery of Services to the Government; Gifts, Entertainment and Payments to the Government)

It’s your obligation to Do What’s Right.

Key Principle: Protecting Assets
Protecting Assets

We ensure all entries made in the company’s books and records are complete and accurate, and comply with established accounting and record-keeping procedures. We maintain confidentiality of all forms of data and information entrusted to us, and prevent the misuse of information belonging to the company or any client.

FINANCIAL INTEGRITY
ADDITIONAL STANDARDS FOR SENIOR FINANCIAL PROFESSIONALS
USE OF COMPANY ASSETS
PROTECTING CLIENT AND EMPLOYEE RECORDS AND OBSERVING OUR PRIVACY PRINCIPLES
RECORDS MANAGEMENT
USE OF COMPUTERS, SYSTEMS AND CORPORATE INFORMATION
INSIDE OR PROPRIETARY INFORMATION

Key Principle: Protecting Assets

Financial Integrity

The Bank of New York Mellon is committed to keeping honest, accurate and transparent books and records. You’re expected to follow established accounting and recordkeeping rules, and to measure and report financial performance honestly. Investors count on us to provide accurate information so they can make decisions about our company. All business records must be clear, truthful and accurate, and follow generally accepted accounting principles and laws.

You may not have any secret agreement or side arrangements with anyone — a client, another employee or their family member, or a supplier, vendor or agent of the company.

The financial condition of the company reflects records and accounting entries supported by virtually every employee. Business books and records also include documents many employees create, such as expense diaries and time sheets.

Falsifying any document can impact the financial condition of the company. As a public company, The Bank of New York Mellon is required to file reports with government agencies and make certain public statements. Many people and entities use these statements, including:

•  Accountants — to calculate taxes and other government fees,
•  Investors — to make decisions about buying or selling our securities, and
•  Regulatory agencies — to monitor and enforce our compliance with government regulations.

You’re expected to maintain accurate and complete records at all times. Financial integrity is fundamental to our success, and falsification or misrepresentation of any company books, records or reports will not be tolerated.

Q & A

Q: I think a co-worker is submitting reports that indicate she worked overtime that she did not actually work. I don’t want to get anyone in trouble, so what should I do?

A: Reporting hours not worked is a form of theft. This is a serious issue and may be a violation of law. You must report your concern to your manager or Human Resources. If you’re uncomfortable raising this issue with your manager, file an Incident Report or contact the Ethics Help Line or the Ethics Hot Line to report your concern.

Additional Standards for Senior Financial Professionals

If you’re responsible for the accuracy of the company’s financial filings with regulators, you have a higher duty to ensure your behavior follows the most stringent standards of personal and professional conduct. This includes the Chief Executive Officer, President, Chief Financial Officer, Company Controller, and such other individuals as determined by the General Counsel. Individuals in this group must adhere to the following additional standards:

•  Disclose to the General Counsel and Chief Compliance and Ethics Officer any Material transaction or relationship that could reasonably be expected to be a conflict of interest,

•  Provide stakeholders with information that is accurate, complete, objective, fair, relevant, timely and understandable, including information in filings and submissions to the US Securities and Exchange Commission and other regulatory bodies,

•  Act in good faith, responsibly, with due care, competence and diligence, without misrepresenting material facts or allowing your independent judgment to be compromised,

•  Never mislead or improperly influence any authorized audit or interfere with any auditor engaged in the performance of an internal or independent review of the  company’s system of internal controls, financial statements or accounting books and records, and

•  Promptly report any possible violation of the company’s Code of Conduct to the General Counsel and Chief Compliance and Ethics Officer.

Use of Company Assets

Company assets include, but are not limited to, company funds, equipment, facilities, supplies, postal and electronic mail, and any type of company-owned information. It also includes your time and the time of those with whom you work — you’re expected to use your time at work responsibly. Company assets are to be used for legitimate business purposes and not for your personal gain. You’re expected to use good judgment to ensure that assets are not misused or wasted.

The company’s name and brand is a vital asset. That means you should not imply, directly or indirectly, any company sponsorship, unless you have prior and proper approval. This includes refraining from using the company’s name to endorse a client, supplier, vendor or any third party without the approval of Corporate Marketing. You may not proceed with any such use of the company’s name or endorsement without first receiving approval through CODE RAP.

(Reference: Use of the Company’s Name in Advertising or Endorsements of Customers and Others)

Careless, wasteful, inefficient or inappropriate use of any company assets is irresponsible and inconsistent with our Code of Conduct. Any type of theft, fraud or embezzlement will not be tolerated.
Protecting client and employee records and observing our privacy principles

The company is responsible for ensuring the privacy, confidentiality and controlled access to all client and employee information. All of our stakeholders expect us to collect, maintain, use, disseminate and dispose of information only as necessary to carry out responsibilities or as  authorized by law.

Nearly every employee in the company has access to private information, so you’re expected to adhere to the following key principles concerning privacy:

•  Collection of client and employee information must be controlled. This means that the collection of such information must be permitted under law and only for a legitimate business purpose.

•  Storage and transport of all forms of collected client and employee information must be controlled and safeguarded. This means that information collected must be maintained in a secured environment, transported by approved vendors and access provided only to those who need to view the information to  perform their job duties.

•  Use of client and employee information must be controlled. If the law or company policy provides that the client or employee be given a right to “opt-out” of certain uses of information, then you must respect that right.

•  Disposal of client and employee information must be controlled. You should only retain information for the time period necessary to deliver the service or product and in compliance with applicable retention periods. When it’s necessary to dispose of information (regardless of the media on which the information is stored) you must do so in a manner appropriate to the sensitivity of the information.

•  Any compromise of client or employee information must be reported. If you’re aware of or suspect that client or employee information has been lost, stolen, missing, misplaced or misdirected, or that there’s been unauthorized access to information, you must immediately report the matter through the company’s incident reporting process.

Know how to protect records and make sure to follow company policies at all times. The loss of any protected data can be extremely harmful to the company financially and damage our reputation.

(Reference: Information Privacy Policy, Corporate Information Protection Policy)

Q & A

Q: As part of my group’s job duties, we’re able to view the accounts of wealthy clients. I overheard one of my colleagues talking to his brother on the phone about the balance in a client’s account that happens to be a very prominent sports figure. I don’t think this is right, but what should I do?

A: You’re correct in being concerned. Your colleague had no right to disclose personal information about a client to anyone who has no legitimate business need for the information. File an Incident Report or contact the Ethics Help Line or the Ethics Hot Line to report your concern.

Records management

You must follow company and local policies for retention, management and destruction of records. If there’s an investigation, or if litigation is pending or anticipated, certain records may need to be retained beyond established destruction periods. In most cases you’ll be notified of the need to retain documents by the Legal department, if appropriate.

Records should be defined in the broadest sense — meaning that they include any information created or received that has been recorded on any medium or captured in reproducible form. Records also include any document that is intentionally retained and managed as final evidence of a business unit’s activities, events or transactions, or for operational, legal, regulatory or historical purposes.

The media and formats of records take many forms, including:

•  Papers, e-mails, instant messages, other electronically maintained documents,

•  Microfilms, photographs and reproductions,

•  Voice, text and audio tapes,

•  Magnetic tapes, floppy and hard disks, Optical disks and drawings, and

•  Any other media, regardless of physical form or characteristics that have been made or received in the transaction of business activities.

(Reference: Records Management Program)

Use of computers, systems and corporate information

As an employee, you have access to the company’s computers, systems and corporate information to do your job. This access means you also have the obligation to use these systems responsibly and follow company policies to protect information and systems.

Electronic systems include, but are not limited to:

•  Personal computers (including e-mail and instant messages) and computer networks,

•  Telephones, cell phones, voice mail, pagers and fax machines, and

•  Other communication devices, such as PDAs (e.g., Blackberry or Palm Pilot).

Never send sensitive or confidential data over the Internet or over phone systems without following established company policies to protect such information.

You should have no expectation of privacy when you use these systems. You’re given access only to conduct legitimate company business and you’re expected to use them in a professional and responsible manner. The company reserves the right to intercept, monitor and record your communication on these systems in accordance with the law.

You’re expected to protect the security of these systems and follow company policies concerning access and proper use (such as maintaining passwords). In rare cases, where there is a necessary and legitimate business reason, you may disclose your password to another employee who has the right to access the information associated with your password; however, you must file a CODE RAP report immediately and observe all necessary steps to restore the confidentiality of your password.

You’re permitted to use the company’s systems, but only if you follow these rules:

•  Messages you create should be professional and appropriate for business communication, including those created via e-mail or instant messaging.

•  Never engage in communication that may be considered offensive, derogatory, obscene, vulgar, harassing or threatening (e.g., inappropriate jokes, sexual comments or images, comments that may offend, including those based upon gender, race, age, religious belief, sexual orientation, gender identity, disability or any other basis defined by law).

•  Do not distribute copyrighted or licensed materials improperly.

•  Do not transmit chain letters, advertisements or solicitations (unless they’re specifically authorized by the company).

•  Never view or download inappropriate materials.

The occasional use of company systems for personal purposes is acceptable, but you’re expected to use good judgment. Keep personal use to a minimum. Personal use of these systems is a privilege, not a right. Use them wisely and in a manner that would not damage the company’s reputation.

(References: Electronic Mail Policy; Corporate Information Protection Policy)

Q & A

Q: My co-worker sometimes sends sensitive client data via the Internet to a vendor we use to help solve problems. I’m concerned because I don’t think this information is protected properly. He says it’s okay because the vendor is authorized to receive the data and the problems that need to be resolved are time-sensitive. Should I be worried?

A: Yes. This is a serious matter, and you must talk to your manager immediately. Your co-worker could be putting clients and The Bank of New York Mellon at great risk. If you don’t raise your concern, you may be as responsible as your co-worker for violating company policies. If you’re uncomfortable raising this issue with your manager, file an Incident Report or contact the Ethics Help Line or the Ethics Hot Line to report your concern.

Inside or propriety information

As an employee, you may have knowledge about the company’s businesses or possess confidential information about the private or business affairs of our existing, prospective or former clients, suppliers, vendors and employees. You should assume all such information is confidential and privileged and hold it in the strictest confidence. Confidential information includes all non-public information that may be of use to competitors, or harmful to the company or its clients, if disclosed.

It is never appropriate to use such information for personal gain or pass it on to anyone outside the company who is not expressly authorized to receive such information. Other employees who do not need the information to perform their job duties do not have a right to it. You’re expected to protect all such information and failure to do so will not be tolerated.

If you’re uncertain about whether you have inside or proprietary information, you should treat the information as if it were and check with your manager or a representative from the Legal department. The following list contains examples of “inside” or “proprietary” information.

Inside information

Inside information is material non-public information relating to any company, including The Bank of New York Mellon, whose securities trade in a public market. information is deemed to be material if a reasonable investor would likely consider it important when deciding to buy or sell securities of the company, or if the information would influence the market price of those securities.

Q & A

Q: I discovered that an investor in one of our funds has requested to withdraw a significant amount of money from the fund. I manage a client’s money and he has an investment in the same fund. To protect my client’s interest, I want to pull his money out of the fund because its performance will likely drop. Even though the withdrawal is not yet known by the public, is this okay because I have a fiduciary duty to my client and I’m not benefiting personally by trading on behalf of my client?

A: No. You’re in possession of material non-public information and you may not trade the securities of that fund. Your duty to comply with securities laws supersedes any duty you have to your client. You should immediately contact the Legal department to discuss this situation.

If you’re in possession of material non-public information about The Bank of New York Mellon or any other company, you may not trade the securities of that company for yourself or for others, including clients. Nearly all countries and jurisdictions have strict securities laws that make you, the company and any person with whom you share the information, legally responsible for misusing inside information. The company’s Securities Firewalls Policy provides instructions on the proper handling of inside information and the company will not tolerate any violation of this policy. Certain employees have significant restrictions placed on their trading in The Bank of New York Mellon securities or the securities of other companies. You must know the restrictions relative to your job and follow company policies and applicable securities laws.

Proprietary information

Proprietary information includes business plans, client lists (prospective and existing), marketing strategies and any method of doing business. Examples include the company’s product development plans, pricing plans, analytical models or methods, computer software, source codes, databases and any related documentation.

Proprietary information also includes business contracts, invoices, statements of work, requests for investment or proposal, and other similar documents. Any information related to a client, supplier or vendor financial information (including internal assessments of such), or credit ratings or opinions is considered proprietary. You should also assume all information related to client trades, non-public portfolio holdings and research reports are proprietary.

Company-produced policies, procedures or other similar work materials are proprietary. The same is true regarding reports or communications issued by internal auditors, external regulators or accountants, consultants or any other third-party agent or examiner.

(References: Securities Firewalls, Personal Securities Trading Policy)

Your obligation to protect inside or proprietary information extends beyond the period of your employment with the company. The information you use during your employment belongs to the company and you may not take or use this information after you leave the company.

Key Principle: Supporting our Communities
Supporting our Communities

We take an active part in our communities around the world, both as individuals and as a company. Our long-term success is linked to the strength of the global economy and the strength of our industry. We are honest, fair and transparent in every way we interact with our communities and the public at large.

POLITICAL ACTIVITIES
INVESTOR AND MEDIA RELATIONS
CHARITABLE CONTRIBUTIONS AND CORPORATE SPONSORSHIP
PARTICIPATING IN TRADE ASSOCIATIONS, CONFERENCES AND SPEAKING ENGAGEMENTS

Key Principle: Supporting our Communities

Political Activities

Personal Political Activity

The Bank of New York Mellon encourages you to keep informed of political issues and candidates and to take an active interest in political affairs. However, if you do participate in any political activity, you must follow these rules:

•  Never act as a representative of the company unless you have written permission from the Chief Executive Officer, the General Counsel, and the Chief Compliance and Ethics Officer of the company.

•  Your activities should be on your own time, with your own resources. You may not use company time, equipment, facilities, supplies, clerical support, advertising or any other company resources.

•  You may not use company funds for any political activity, and you will not be reimbursed or compensated in any way for a political contribution.

•  Your political activities may not affect your objectivity or ability to  perform your job duties.

•  You may not solicit the participation of employees, clients, suppliers, vendors or any other party with whom the company does business.

Lobbying

Lobbying is generally defined as any activity that attempts to influence the passage or defeat of legislation. Lobbying activities are broad and may cover certain “grass roots” activities where groups of people, such as company employees, are contacted to encourage them to call public officials for the purpose of influencing legislation. Lobbying is prevalent in the US and is gaining influence within the EU and other locations.

If you are engaged in lobbying, there may be disclosure requirements and restrictions on certain activities. If your job duties include any of the following activities, you must contact Corporate Affairs or the Legal department for guidance:

•  Government contract sales or marketing

•  Efforts to influence legislation or administrative actions, such as accompanying trade associations in meetings with government officials concerning legislation

•  Meeting with legislators, regulators or their staffs regarding legislation

Lobbying does not include situations where a government agency is seeking public comment on proposed regulations.

(Reference: Procurement Lobbying)

Q& A

Q: An outside attorney with whom I work from time to time on company business cannot attend an exclusive fundraiser for a high-level political candidate. He offered me his ticket. The event is to be held at a very wealthy person’s home in my community and this will be a great way to solicit business. The company is not paying for the ticket and the fundraiser will be on my own time. May I attend?

A: Only if you have the written approval of the Chief Executive Officer, the General Counsel and the Chief Compliance and Ethics Officer. Your attendance at this event is indirectly related to your job and may give the appearance that you’re acting as a representative of the company or that the company sponsors the political candidate. It does not matter that The Bank of New York Mellon did not purchase the event ticket or that you’re going on your own time. To the public, your attendance is connected to the company. So you may not go without obtaining proper authorization prior to the event.

Corporate political activities

The laws of many countries, including the US, set strict limits on political contributions made by corporations. Contributions are defined broadly to include any form of money, purchase of tickets, use of company personnel or facilities, or payment for services. The Bank of New York Mellon will make contributions only as permissible by law, such as those through company-approved political action committees.

Investor and media relations

Investor Relations

All contacts with institutional shareholders or securities analysts about the company must be made through the Investor Relations group of the Finance department. You must not hold informal or formal discussions with such individuals or groups, unless you are specifically authorized to do so. Even if you are authorized, you cannot provide special access or treatment to shareholders or analysts.

All investors must have equal access to honest and accurate information.

Media relations

Corporate Communications must approve all contacts with the media, including speeches, testimonials or other public statements made on behalf of the company or about its business. You may not respond to any request for interviews, comments or information from any television channel, radio station, newspaper, magazine or trade publication, either on or off the record, unless you have express authorization from Corporate Communications.

If you are contacted or interviewed about matters unrelated to your job or to the company, you may not identify The Bank of New York Mellon as your employer, and you may not make comments about The Bank of New York Mellon.

(Reference: Inquiries from the Media, Financial Analysts, and Securities Holders; Use of the Company’s Name in Advertising or Endorsements of Customers and Other

Q & A

Q: I have been asked to provide a statement about The Bank of New York Mellon’s experience with a vendor’s product that we use. The vendor wants to use my quote on their website or in other marketing materials. Is this okay?

A: It depends. Before agreeing to any such arrangement, you should contact Corporate Communications. The Bank of New York Mellon carefully protects its reputation by being highly selective in providing such endorsements. Do not proceed until you have the approval of your manager and Corporate Communications.

Charitable contributions and corporate sponsorship

The company encourages you to take part in charitable, educational, fraternal or other civic affairs, as long as you follow these basic rules:

•  Your activities may not interfere or in any way conflict with your job duties or with company business.

•  You may not make any gifts or contributions to charities or other entities in the name of, or on behalf of, the company.

•  You may not imply the company’s sponsorship for or support of any outside event or organization without the approval of the most senior executive of your line of business.

•  You may not use your position for the purpose of soliciting business or contributions for any other entity.

•  You must be cautious in the use of company letterhead, facilities or even your business card so that there is no implied or presumed corporate support for non-company business.

From time to time the company may agree to sponsor certain charitable events. In these situations, it may be proper to use company letterhead, facilities or other resources (such as employees’ time or company funds). Ask your manager if you’re unclear whether or not the event in question is considered to be company sponsored.

(Reference: Use of the Company’s Name in Advertising or Endorsements of Customers and Others)

Participating in trade associations, conferences and speaking engagements

You may participate in trade association meetings and conferences. However, you must be mindful that these situations often include contact with competitors. You must follow the rules related to fair competition and anti-trust referenced in this Code and company policies.

In addition, meetings where a client, vendor or supplier pays for your attendance should be rare and only occur when it is legally allowed, in compliance with company policy and pre-approval has been obtained via CODE RAP.

Neither you nor any member of your immediate family may accept compensation for a speaking engagement or writing services on behalf of The Bank of New York Mellon when employed by the company. However, a nominal non-cash honorarium may be accepted in such circumstances. Remember, any materials you may use at such an event must not contain any confidential or proprietary information. The materials must be approved by your manager and the Legal department.

(Reference: Outside Affiliations, Outside Employment, and Certain Outside Compensation Issues

Additional Help

This section contains additional questions and answers about the requirements of our Code. Remember, ignorance or a lack of understanding is not an excuse for violating the Code. The company has established many resources to help deal with questions you may have regarding compliance with the Code. You’re expected to take advantage of these resources.

Q: A friend of mine is running for political office and I would like to help her out with her campaign. Can I do this?

A: Yes. Your personal support is your personal business. Just make sure that you do not use company assets, including company time or its name to advance the campaign.

Q: I was leaving the office and a journalist asked me if I could answer a few questions. I told him no and left the car park, but I felt bad about not talking to him. Should I have answered his questions?

A: Not at that time. You did the right thing by saying no. You should contact Corporate Communications and tell them of the request. They will determine whether it will be all right for you to talk to the media. If you receive a future request, suggest the journalist contact Corporate Communications directly.

Q: I am running for the local school board and I want to use the office copier to make copies of my campaign flyer. Is that okay?

A: No. Company property and equipment may not be used for a political purpose without authorization from Corporate Affairs. Running for any public office is considered to be a political purpose. Accepting any political appointment or running for office requires approval via CODE RAP.

Q: To thank a client of mine, I want to give him tickets to attend a local football match. He mentioned that his company does not permit this type of entertainment, but I know he would love to go to the match. If he doesn’t care about his own company’s policy, can I give him the tickets?

A: No. If you know that giving him the tickets will violate his own company’s policy, do not give the gift. Just as we want clients to respect our limits on gifts, we must do the same.

Q: One of the vendors we’re considering for an assignment offered to take me to a local golf course to play a round and have dinner. He wants to talk about his company’s proposal so that we can make a more informed decision. We’ll be talking about business, and there won’t be much money spent on a round of golf and a modest dinner. Is this okay?

A: No. You’re evaluating vendors to provide a service. It’s always inappropriate to receive or give entertainment when the company is in the middle of a selection process.

Q: One of my vendors offered to send me to a conference at no cost to The Bank of New York Mellon. Can I accept the invitation?

A: No. Accepting a free trip from a vendor is never permissible. If you’re interested in attending the conference, speak to your manager. Most costs associated with your attendance at the conference must be paid by your department. You’ll be required to file a CODE RAP form if your manager agrees it’s appropriate to attend the conference and you’re requesting permission to permit the vendor to pay for part of your conference attendance.

Q: We’re entitled to a large payment from a government client if we certify that we’ve met all service level agreements on time. We’re not sure whether a few very minor items have been completed, but they’re not that important to the service. It’s close to the end of the quarter and we’d like to realize the payment. Is it okay to send the invoice and certify that the agreements have all been met now?

A: No. You cannot submit the invoice and certification until you’re certain that all requirements of the agreement have been met. Submission of an incorrect certification could subject the company, and you, to criminal penalties, so it is vitally important that any certification submitted to the government be completely accurate.

Q: A colleague called while on vacation requesting that I check her e-mail to see if she received an item she was expecting. She gave me her logon identification and password, requesting that I call her back with the information. Can I do this?

A: No. Passwords and other login credentials must be kept confidential and cannot be used by, or shared with, fellow employees. In rare instances when there is a business need that requires you to share your password, you’re required to file a CODE RAP form immediately afterward.

Q: I would like to take a part-time job working for my brother’s recycling business. His business has no relationship with the company and the work I’ll be doing for him is not at all similar to what I do in my job here at the company. Can I do this and do I have to file any forms?

A: Yes you may, as long as the time you spend there does not interfere with your job at the company and you don’t use any company equipment or supplies. You don’t need to file a CODE RAP form, since you’re not the sole proprietor or partial owner of the business. However, if you work in certain lines of business (such as a broker dealer), you may need to notify Compliance. Check with your manager or Compliance officer if you’re uncertain.

Q: I observed a colleague in our supply area filling up a box full of pens, paper and other items. I asked her what she was doing, and she told me that her son’s school was short on supplies, so she was trying to help out. She said our company can afford the supplies more than her son’s school and that it was the right thing to do. I am friendly with my colleague and I don’t want to get her in trouble. What should I do?

A: Your colleague is stealing from the company and you must file an Incident Report. The supplies purchased by our company are to be used for business needs only. Your colleague had no right to take these supplies for any purpose, even if it seems like a good cause.

Remember

All Bank of New York Mellon employees are expected to follow the Code of Conduct, even if they disagree with its contents.

If faced with a situation in which you’re unsure of the correct action to take, contact your manager, an Ethics Officer, Compliance Officer, Legal Representative or Human Resources Business Partner for help. There are many resources at your disposal to help you. Don’t hesitate to use them and Do What’s Right!

THE BANK OF NEW YORK MELLON

©2009 The Bank of New York Mellon Corporation. All rights reserved.

THE BANK OF NEW YORK MELLON

Personal Securities Trading Policy

November 2007

Table of Contents

Topic	Page(s)
Chief Executive Officer’s Letter	1
Introduction	2
Your Compliance is Required	3
Getting Help and Reporting Violations	4-5
Classification of Employees	6-7
General Standards of Conduct	8-15
Your Responsibility	8
Approved Broker-Dealers	8
Clients Interests	8
Fiduciary Duties	8
Protecting Material Nonpublic Information and Compliance with Securities Laws	8-10
Dealing in Funds	10
When You Trade in Company Securities	11-13
General Restrictions	11
Restrictions on Pre-Release Earnings Group	11
Company 401(k) Plan	12
Company Employee Stock Options	12
Company Employee Stock Purchase Plan (ESPP)	13
Company Restricted Stock	13
When You Trade in Non-Company Securities	14-15
General Restrictions	14
Initial Public Offerings	14
Private Placements	15
Additional Rules for ADM and Investment Employees	16-22
Summary of Requirements	16
Report Securities Accounts and Holdings, including Proprietary Funds	17
Report Transactions and Update Holdings on a Quarterly Basis	18
Obtain Preclearance Prior to Initiating a Transaction, including Proprietary Fund Trades	18-19
Avoid Short-Term Trading	20
Additional Requirements for ADM Employees	20-22
Submit a Special Purpose ADM Quarterly Securities Report	20
Submit a Contemporaneous Disclosures	20-21
Restrictions for ADMs who are Portfolio Managers (“7 Day Blackout Period”)	21
Requirements for ADMs who are MCADMs (Transactions & Holdings in Micro-Cap Securities)	22
Additional Rules for Insider Risk Employees	23-25
Summary of Requirements	23
Report Securities Accounts, Holdings and Transactions	23-24
Update Securities Holdings	24
Obtain Preclearance Prior to Initiating a Securities Transaction	25
Additional Rules for Other Employees	26
Dealing in Company securities (outside of Company employee benefit programs)	26
Credit or Advisory Relationship	26
Reporting Securities Holdings and Transactions	26
Supplemental Information	27-28
Employees’ Financial Information	27
Restricted List	27
Standards For Preclearance of De Minimis Transactions	27-28
Glossary Definitions	29-34

Chief Executive Officer’s Letter

Dear Fellow Employee:

It is critical that you take the time to fully understand the attached Personal Securities Trading Policy. And be sure to consult with it whenever you are unsure about appropriate activity concerning your investments. We are all accountable for following the procedures and respecting the limitations placed on our personal investments as described in the Policy. This policy has been developed to comply with regulations and demonstrate our commitment to the highest ethical business standards – no small thing.

Why is it so important? Our reputation is at stake. We have many opportunities to grow and strengthen our Company. But we must deal effectively with the inherent risk that comes with managing an expanding, complex global operation. Building a reputation of integrity takes the hard work of many people over many years. But reputations are fragile and can be damaged by just one person making a poor decision. So every employee must accept personal responsibility for our good reputation and work each day to maintain it.

I want to stress the importance of ensuring that all our personal investments are free from conflicts of interest and in full compliance with the laws and regulations of all jurisdictions in which we do business.

We must conduct the Company’s business honorably at all times. That principle is implicit in our shared values of Client Focus, Trust, Teamwork and Outperformance – and it is central to our reputation. As the worldwide leader in asset management and securities servicing, we have special responsibility to preserve the integrity and credibility of our industry.

I know I can count on you to adhere to this vital policy.

/s/ Bob Kelly
Chief Executive Officer

Introduction

Purpose of the Policy

The Personal Securities Trading Policy (the Policy) is designed to reinforce The Bank of New York Mellon Corporation’s (the Company’s) reputation for integrity by avoiding even the appearance of impropriety in the conduct of Company business. The Policy sets forth procedures and limitations which, govern the personal securities transactions of every employee.

The Company and its employees are subject to certain laws and regulations governing personal securities trading, including the securities laws of various jurisdictions. The Company expects its employees to adhere to such laws and has developed this Policy to promote the highest standards of behavior and ensure compliance with applicable laws.

Policy Administration

The Policy is developed, interpreted, and administered by the Ethics Office. Amendments or waivers may only be granted at the discretion of the Manager of the Ethics Office. Any waiver or exemption will be official only if evidenced in writing. All waivers or exemptions will be maintained in the Ethics Office. The Company formed an Investment Ethics Council (IEC), which is composed of investment, legal, risk management, compliance and ethics representatives of the Company and its affiliates. The IEC will provide interpretive guidance to the Ethics Office and will specifically oversee the personal trading activities of employees designated as Access Decision Makers (ADMs). The IEC will meet periodically to consider issues related to personal securities trading and investment activity by ADMs.

General Covered Activities

All employees of the Company and its subsidiaries that are more than 50% owned by the Company are subject to this Policy. This includes all full-time, part-time, benefited and non-benefited, exempt and non-exempt employees. The Policy’s applicability to consultants and contract or temporary employees (including interns) will be determined on a case-by-case basis (see section titled “Classification of Employees – Consultants, Independent Contractors and Temporary Employees” for a more detailed discussion).

The provisions of the Policy have worldwide applicability and cover trading in any part of the world. Employees are also subject to applicable laws of jurisdictions in those countries in which they conduct business. To the extent any particular portion of the Policy is inconsistent with, or in particular less restrictive than such laws, employees should consult the General Counsel or the Manager of the Ethics Office.

This Policy covers the personal trading activities of all employees in their own accounts and in accounts in which they have indirect ownership. Employees are reminded that various securities laws attribute ownership to anyone who has the opportunity, directly or indirectly, to share in any profits from a transaction in those securities. This means employees will be held to full compliance for trading that occurs in accounts not owned directly by the employee, but deemed to be indirectly owned.

While employees should consult the Glossary for a complete definition of the terms “security” and “indirect ownership”, in general they mean:

•
security – any investment that represents an ownership stake or debt stake in a company or government. While the Policy provides for exemptions for certain securities, all securities are covered unless expressly exempt from reporting or preclearance.

•
indirect ownership – you are presumed to have indirect ownership of accounts held by members of your family with whom you share a household. This includes your spouse, your children, and any other family member in your home. Generally, you are deemed to be the indirect owner of securities if you have the opportunity to directly or indirectly share, at any time, in profits derived from transactions in such securities. Employees are strongly urged to carefully review the definition of indirect ownership in the Glossary as securities held in trusts and partnerships may be covered by this Policy.

Your Compliance is Required

Employees should be aware that they may be held personally liable for any improper or illegal acts committed during the course of their employment and that “ignorance of the law” is not a defense. Employees may be subject to civil penalties such as fines, regulatory sanctions including suspensions, as well as criminal penalties.

Employees must read the Policy and must comply with it – in this regard, employees should comply with the spirit of the Policy as well as the strict letter of its provisions. Failure to comply with the Policy may result in the imposition of serious sanctions, including, but not limited to, disgorgement of profits, cancellation of trades, selling of positions, suspension of personal trading privileges, dismissal, substantial personal liability and referral to law enforcement agencies or other regulatory agencies.

Employees must also comply with the Company’s Code of Conduct and Interpretive Guidance, which addresses compliance with laws, conflicts of interest, respecting confidential information and other ethical issues.

The Company will provide all employees with copies of the Policy and all amendments. This may be through on-line access. Periodically, you may be required to acknowledge your receipt of the Policy and any amendments. This may be through on-line certification.

Getting Help and Reporting Violations

Getting Help

If you have a question about the Policy please contact the:

Securities Trading Policy Help Line

Telephone:

•	North America 1-800-963-5191

•	Outside of North America, dial your international access code, then 1-800-963-51912

Email: securitiestradingpolicyhelp@bnymellon.com

Reporting Violations

The Company wants to hear from you. If you want to report a concern regarding ethical business conduct, or if you want to report a violation of this Policy, the Company’s Code of Conduct and Interpretive Guidance or related Company policies, or if you want to report a concern regarding ethical business conduct, please contact the Ethics Office. Known violations of the Policy must be reported and either the Ethics Help Line or the Ethics Hot Line (Ethics Point) may be used for this purpose. Below is the relevant contact information.

Ethics Help Line - This line is answered by Ethics Office staff and contacts may be anonymous. You can reach the Ethics Help Line by:

Telephone:

•	Asia (except Japan): 001-800-710-63562

•	Australia: 0011-800-710-63562

•	Brazil: 0800-891-3813

•	Europe: 00-800-710-63562

•	Japan: appropriate international access code + 800-710-63562 (Access codes are: 0061010, 001010, 0041010 or 0033010)

•	United States and Canada: 1-888-635-5662

•	All other locations: call collect to 412-236-7519

Email: ethics@bnymellon.com

Mail: The Bank of New York Mellon Corporation’s Ethics Office P.O. Box 535026 Pittsburgh, PA 15253-5026 – USA

Ethics Hot Line (EthicsPoint) - If you are uncomfortable contacting the Company directly, you can contact EthicsPoint, an independent hotline administrator as an alternative channel to raise your concerns. All contacts may be anonymous. You can reach the Ethics Hot Line (Ethics Point) by:

Telephone: Dial the AT&T Direct Access Number noted below assigned to your carrier (if one is needed). Then, at the voice prompt or AT&T Operator request, enter the toll free Ethics Hot Line number. There is no need to dial a "1" before the toll-free number outside the U.S. and Canada.

Ethics Hot Line (Ethics Point) number: 866-294-4696

AT&T Direct Access Numbers:

•	Australia: (carrier: Telstra) 1-800-881-011; (carrier: Optus) 1-800-551-155

•	Brazil: 0-800-890-0288

•	Canada: No Direct Access Code needed

•	Hong Kong: (carrier: Hong Kong Telephone) 800-96-1111; (carrier: New World Telephone) 800-93-2266

•	India: 000-117

•	Ireland: 1-800-550-000; (Universal International Freephone Number) 00-800-222-55288

•	Japan: (carrier: IDC) 00 665-5111; (carrier: JT) 00 441-1111; (carrier: KDDI) 00 539-111

•	Singapore: (carrier: Sing Tel) 800-011-1111; (carrier: StarHub) 800-001-0001

•	United Kingdom: (carrier: British Telecom) 0-800-89-0011; (carrier: C&W) 0-500-89-0011; (carrier: NTL) 0-800-013-0011

•	United States: No Direct Access Code needed

Web:

•	File a Report online using the Ethics Hot Line (Ethics Point) (this web page is hosted on EthicsPoint's secure servers and is not part of the Company’s web site or intranet).

•	Visit EthicsPoint at http://www.ethicspoint.com

Mail: EthicsPoint, Inc, 13221 SW 68th Parkway, Suite 120 Portland, OR 97223 USA

Classification of Employees

The Policy imposes different requirements and limitations on employees based on the nature of their activities for the Company, therefore, each employee will be assigned a classification. Classification assignments are the responsibility of sector/function-level compliance and business management, in consultation with the Ethics Office. Employees will be designated into one of the following classifications:

•	Access Decision Maker

•	Investment Employee

•	Insider Risk Employee

•	Other Employee

It is the responsibility of each manager to communicate an employee’s classification and an employee’s obligation to confirm their classification with their manager, Compliance Officer or the Ethics Office.

Access Decision Maker (ADM) and Micro-Cap Access Decision Maker (MCADM)

Generally, employees are considered ADMs if they are Portfolio Managers or Research Analysts and make recommendations or decisions regarding the purchase or sale of equity, convertible debt, and non-investment grade debt securities for mutual funds and other managed accounts. The IEC must designate all persons classified as ADMs. The following employees are generally not ADMs:

•	Traders

•	Portfolio Managers of funds which are limited to replicating an index

Micro-Cap ADMs (MCADMs) - MCADMs are a subset of ADMs who make recommendations or decisions regarding the purchase or sale of any security of an issuer with a low common equity market capitalization. The following market capitalization thresholds should be followed when determining whether or not an ADM should be considered a MCADM:

•	United States - market capitalization is equal to or less than $250 million

•	United Kingdom - market capitalization is equal to or less than £150 million

•	Japan - market capitalization is equal to or less than ¥20 billion

•	Brazil – market capitalization is equal to or less than R$10 million

Investment Employee

You are considered to be an Investment Employee if, in the normal conduct of your job responsibilities, you have access (or are likely to be perceived to have access) to nonpublic information regarding any advisory client’s purchase or sale of securities or nonpublic information regarding the portfolio holdings of any Proprietary Fund, or are involved in making securities recommendations to advisory clients or have access to such recommendations before they are public.

This will typically include employees in the Asset Management and Wealth Management businesses, such as:

•
certain employees in fiduciary securities sales and trading, investment management and advisory services, investment research and various trust or fiduciary functions; an employee of a Company entity regulated by certain investment company laws. Examples are:

- in the U.S., includes employees who are “advisory persons” or “access persons” under Rule 17j-1 of the Investment Company Act of 1940 or “access persons” under Rule 204A-1 of the Investment
  Advisers Act of 1940

- in the U.K., includes employees in companies undertaking specified activities under the Financial
  Services and Markets Act 2000 (Regulated Activities), Order 2001 and therefore regulated by the
  Financial Services Authority

•
any member of the Company’s Operating Committee who, as part of his/her usual duties, has management responsibility for fiduciary activities or routinely has access to information about advisory clients’ securities transactions.

Insider Risk Employee

You are considered to be an Insider Risk Employee if, in the normal conduct of your job responsibilities, you are likely to receive or be perceived to possess or receive, material nonpublic information concerning Company clients. All members of the Operating Committee who are not otherwise classified as Investment Employees will be classified as Insider Risk Employees.

Other Employee

You are considered to be an Other Employee if you are an employee of the Company or any of its direct or indirect subsidiaries who is not an Insider Risk Employee, Investment Employee, or an ADM.

Consultants, Independent Contractors and Temporary Employees

Managers should inform consultants, independent contractors and temporary employees of the general provisions of the Policy (such as the prohibition on trading while in possession of material nonpublic information). Whether or not a consultant, independent contractor or temporary employee will be required to preclear trades or report their personal securities holdings will be determined on a case-by-case basis. If one of these persons would be considered an Insider Risk Employee, Investment Employee or ADM if he/she were a Company employee, the person’s manager should advise the Ethics Office and the Compliance Officer who will determine whether such individual should be subject to the preclearance and reporting requirements of the Policy.

General Standards of Conduct

The General Standards of Conduct below apply to all employees of the Company. In addition to these standards, employees must refer to the specific section for their classification under this Policy and follow those additional requirements.

Your Responsibility

Every employee must follow the General Standards of Conduct set forth in this Policy or risk serious sanctions, including dismissal. If you have any questions about these standards, you should consult the Ethics Office or your Compliance Officer. Interpretive issues that arise under these standards shall be decided by, and are subject to the discretion of, the Manager of the Ethics Office.

Approved Broker-Dealers

U.S. based employees who are required by this Policy to report their securities accounts, securities holdings or preclear securities transactions will be required to maintain brokerage accounts at specific broker-dealers that have been approved by the Company. Employees should refer to MySource to obtain the current list of approved broker-dealers. Any exceptions to this requirement must be approved, in writing, by the Ethics Office.

Clients Interests

No employee may engage in or recommend any securities transaction that places, or appears to place, his or her own interests above those of any client to whom financial services are rendered, including mutual funds and managed accounts, or above the interests of the Company and its clients. Trading for clients and Company accounts should always take precedence over employees’ transactions for their own or related accounts.

Fiduciary Duties

The Company and its employees owe fiduciary duties to certain clients. Every employee must be mindful of these fiduciary duties, must use his or her best efforts to fulfill them and must promptly report to the Ethics Office and their Compliance Officer any failure by any Company employee to fulfill them.

Protecting Material Nonpublic Information and Compliance with Securities Laws

In carrying out their job responsibilities, employees must, at a minimum, comply with all applicable legal requirements, including applicable securities laws. As an employee you may receive information about the Company, its clients and other parties that, for various reasons, should be treated as confidential. All employees are expected to strictly comply with measures necessary to preserve the confidentiality of information. Employees should refer to the Company’s Code of Conduct and Interpretive Guidance for additional guidance.

Employees are not permitted to divulge the current portfolio positions, pending changes of a portfolio manager, current or anticipated portfolio transactions, or programs or studies, of the Company or any Company client to anyone unless it is properly within their job responsibilities to do so.

Protecting Material Nonpublic Information

No employee may engage in or recommend a securities transaction, for his or her own benefit or for the benefit of others, including the Company or its clients, while in possession of material nonpublic information regarding such securities or the issuer of such securities. No employee may pass material nonpublic information to others unless it is properly within his or her job responsibilities to do so. These prohibitions remain in effect until the information has become public.

The Company’s Policy on Material Nonpublic Information

General Policy – securities laws generally prohibit the trading of securities while in possession of "material nonpublic" information regarding the issuer of those securities (insider trading). Any person who passes along material nonpublic information upon which a trade is based (tipping) may also be liable. Employees who possess material nonpublic information about an issuer of securities (whether that issuer is the Company, another Company entity, a client or supplier, any fund or other issuer) may not trade in that issuer’s securities, either for their own accounts or for any account over which they exercise investment discretion. Following are guidelines to determine when information is nonpublic or material.

The Company’s Policy on Material Nonpublic Information - continued

Nonpublic – information about an issuer is “nonpublic” if it is not generally available to the investing public. Information received under circumstances indicating that it is not yet in general circulation and which may be attributable, directly or indirectly, to the issuer or its insiders is likely to be deemed nonpublic information. Most companies announce material information through a press release, a regulatory filing, and/or a posting on the company’s website. So, if you have determined the information to be material but there is no announcement of it in any of these sources, it is likely to be non-public.

Material Information – information is “material” if there is a substantial likelihood that a reasonable investor would consider it important in deciding whether to buy, sell or hold securities. Obviously, information that would affect the market price of a security (price sensitive information) would be material. Examples of information that might be material include:

•	proposals/agreements for a merger, acquisition or divestiture, or sale/purchase of substantial assets

•	tender offers (for both the party making the offer as well as for the issuer for which the offer is made)

•	extraordinary dividend declarations or changes in the dividend rate

•	extraordinary borrowings or liquidity problems

•	defaults under agreements or actions by creditors, clients or suppliers relating to a company's credit standing

•	earnings and other financial information, such as significant restatements, large or unusual write-offs, write-downs, profits or losses

•	pending discoveries or developments, such as new products, sources of materials, patents, processes, inventions or discoveries of mineral deposits

•	proposals/agreements concerning a financial restructuring

•	proposals to issue/redeem securities, or a development with respect to a pending issuance or redemption of securities

•	significant expansion or contraction of operations

•	information about major contracts or increases/decreases in orders

•	the institution of, or a development in, litigation or a regulatory proceeding

•	developments regarding a company's senior management

•	information about a company received from a director of that company

•	information regarding possible noncompliance with environmental protection laws

•	information that is inconsistent with published information, such as regulatory reports or press releases

•	extraordinary shareholder proposals

•	information regarding major labor developments, including collective bargaining agreements

•	developments regarding pension plans or other employee benefit plans

•	a change in a fund’s investment objective, investment adviser, sub adviser, or portfolio manager (unless the portfolio manager is for a money market fund, an index fund or a model-driven fund)

The list above is not exhaustive. All relevant circumstances must be considered when determining whether an item of information is material. Employees should always err on the side of caution and consider information material or nonpublic when there is doubt. Questions on material nonpublic information, or specific information that might be subject to it, should be referred to the General Counsel’s Office.

The Company’s Policy on Material Nonpublic Information - continued

Fact vs. Opinion – generally, only facts can constitute material nonpublic information. Rumors, speculation and opinions cannot. However, opinions can constitute material nonpublic information if (i) they are based upon material nonpublic information (such as the Company’s internal credit ratings) or (ii) the opinion itself can move the market price of the issuer’s securities (such as a devastating Wall Street Journal article that has not yet been published).

Consultants, Contractors and Temporary Workers – employees managing the work of consultants, contractors and temporary employees who have access to the types of confidential information described in the Policy are responsible for ensuring that consultants and temporary employees are aware of the Company’s policy and the consequences of noncompliance.

Restrictions on the Flow of Information Within the Company (“The Securities Firewall”)

General Policy - as a diversified financial services organization, the Company faces unique challenges in complying with the prohibitions on insider trading and tipping of material nonpublic information and misuse of confidential information. This is because one Company unit might have material nonpublic information about an issuer while other Company units may have a desire, or even a fiduciary duty, to buy or sell that issuer’s securities or recommend such purchases or sales to clients.

To engage in such broad-ranging financial services activities without violating laws or breaching the Company’s fiduciary duties, the Company has established a “Securities Firewall” policy applicable to all employees. The "Securities Firewall" separates the Company units or individuals that are likely to receive material nonpublic information (potential Insider Risk functions) from the Company units or individuals that either trade in securities, for the Company’s account or for the accounts of others, or provide investment advice (Investment functions). The Securities Firewall policy also requires any employee who believes he or she may have received potential material nonpublic information to immediately contact a Firewall Officer before doing anything else (i.e. before telling anyone else the information or acting upon it in any way). Employees should refer to Policy II-A-060, Securities Firewalls for additional details.

Special Caution For Employees Who Have Investment Responsibilities: Care should be taken to avoid receiving material nonpublic information, as doing so could create severe limitations on your ability to carry out your responsibilities to the Company’s fiduciary clients.

Dealing in Funds

The Company’s role as an adviser and servicer to investment funds imposes upon it special duties to preserve the integrity and credibility of the fund industry. Employees should not knowingly participate in or facilitate late trading, market timing or any other activity with respect to any fund in violation of applicable law or the provisions of the fund’s disclosure documents. These restrictions include funds held within employee benefit plans (such as 401(k)) and other types of accounts established for retirement purposes.

Reminder: Employees classified as ADMs and Investment Employees have further restrictions when dealing in Proprietary Funds (see specific rules for these classifications).

When You Trade in Company Securities

General Restrictions

All employees who trade in Company securities should be aware of their unique responsibilities as an employee of the Company and should be sensitive to even the appearance of impropriety. The following restrictions apply to all transactions in the Company’s publicly traded securities owned both directly and indirectly. These restrictions are to be followed in addition to any restrictions that apply to employees who are identified as having access to the Company’s pre-release earnings (see section titled Restrictions on Pre-Release Earnings Group for further information).

•	.Short Sales – short sales of Company securities by employees are prohibited.

•
Short-Term Trading – employees are prohibited from purchasing and selling, or from selling and purchasing, Company securities within any 60 calendar day period. NOTE: In addition to any other sanctions, employees will be required to disgorge any profits realized on such short-term trades in accordance with procedures established by senior management.

•
Margin Transactions - purchases on margin of the Company’s publicly traded securities by employees is prohibited. Margining Company securities in connection with a cashless exercise of an employee stock option through the Human Resources Department is exempt from this restriction. Further, Company securities may be used to collateralize loans for non-securities purposes or for the acquisition of securities other than those issued by the Company.

•
Option Transactions - option transactions involving the Company’s publicly traded securities are prohibited. Transactions under the Company’s Long-Term Incentive Plan or other employee option plans are exempt from this restriction.

•
Major Company Events – employees who have knowledge of major Company events that have not yet been announced are prohibited from buying or selling the Company’s publicly traded securities before such public announcements, even if the employee believes the event does not constitute material nonpublic information.

Restrictions on Pre-Release Earnings Group

Every quarter, the Company imposes a restriction on employees who have access to inside information with respect to the Company’s financial results (referred to as “Pre-Release Earnings Group”). Employees subject to pre-release earnings restrictions are prohibited from trading the Company’s securities prior to the Company’s public earnings announcement.

The Pre-Release Earnings Group consists of:

•	All members of the Company’s Operating Committee

•	Any individual determined by the Company’s Corporate Finance Department to be a member of the group

Each restricted period will begin at 12:01AM, Eastern Time, on the 15th day of the month preceding the end of each calendar quarter and will end on the 2nd trading day after the public announcement of the Company’s earnings for that quarter. Therefore, if earnings are released on a Wednesday, the Pre-Release Earnings Group cannot trade the Company’s securities until Friday. Non-trading days, such as weekends or holidays, are not counted as part of the restricted period.

Employees who continue to be in possession of inside information at the end of a restricted period may not trade until such information is either publicly disclosed or is no longer material. From time to time, however, the restricted period may be extended for some, or all, members of the group at the discretion of the Company.

Company 401(k) Plan

Actions regarding your interest in Company Stock under the Company’s 401(k) Plan are treated as follows:

Elections regarding future contributions to Company Stock are not deemed to be transactions in Company Stock and therefore are not subject to preclearance and reporting requirements or to the short-term trading prohibition.

Payroll deduction contributions to Company Stock are deemed to be done pursuant to an automatic investment plan. They are not subject to preclearance and reporting requirements or to the short-term trading prohibition.

Movements of balances into or out of Company Stock are not subject to preclearance but are deemed to be purchases or sales of Company Stock for purposes of the short-term trading prohibition. This means employees are prohibited from increasing their existing account balance allocation to Company Stock and then decreasing it within 60 calendar days. Similarly, employees are prohibited from decreasing their existing account balance allocation to Company Stock and then increasing it within 60 calendar days. However changes to existing account balance allocations in the 401(k) plan will not be compared to transactions in Company securities outside the 401(k) for purposes of the short-term trading prohibition. Any profits realized on short-term trading in Company Stock in the 401(k) will not have to be disgorged. (Note: This does not apply to members of the Company’s Operating Committee, who must consult with the Legal Department.)

Company Employee Stock Options

Receipt or Exercise of an employee stock option from the Company is exempt from the reporting and preclearance requirements and does not constitute a purchase or sale for the purpose of the 60 calendar day prohibition.

Sales - The sale of the Company securities that were received in the exercise of an employee stock option is treated like any other sale under the Policy, regardless of how little time has elapsed between the option exercise and the sale. Thus, such sales are subject to the reporting requirements and are considered sales for purposes of the 60 calendar day prohibition. Insider Risk, Investment and ADM employees must preclear such sales.

NOTE: The exercise of an employee stock option that is part of a “cashless exercise for cash” is exempt from the preclearance and reporting requirements and will not be considered a purchase or sale for purposes of the short term trading prohibition.

Company Employee Stock Purchase Plan (ESPP)

Enrollment and Changing Salary Withholding Percentages in the ESPP are exempt from preclearance and reporting requirements and do not constitute a purchase for purposes of the 60 calendar day prohibition.

Selling Shares Held in the ESPP – Employees are not required to preclear or report sales of stock held in the ESPP, including shares acquired upon reinvestment of dividends. However, sale of stock held in the ESPP is considered a sale for purposes of the 60 calendar day prohibition and will be compared to transactions in Company securities outside of the ESPP.

Selling Shares Previously Withdrawn - The sale of the Company securities that were received as a withdrawal from the ESPP is treated like any other sale under the Policy, regardless of how little time has elapsed between the withdrawal and the sale. Thus, such sales are subject to the reporting requirements and are considered sales for purposes of the 60 calendar day prohibition. Insider Risk, Investment and ADM employees must preclear such sales.

Company Restricted Stock

Receipt of an award of Company Restricted Stock is exempt from the reporting and preclearance requirements and does not constitute a purchase or sale for purposes of the 60 calendar day prohibition.

Vesting of an award of Company Restricted Stock is exempt from the preclearance requirement and does not constitute a purchase or sale for purposes of the 60 calendar day prohibition. However, since the shares are no longer restricted after they vest, the Policy requires Insider Risk, Investment and ADM employees to report their holdings of these shares.

Sales – The sale (through Company-approved procedures) of a portion of the Company stock received in a restricted stock award at the time of vesting in order to pay for tax withholding is exempt from the preclearance requirement, and does not constitute a purchase or sale for purposes of the 60 calendar day prohibition. The number of shares reported pursuant to the preceding paragraph should be the net number remaining after the sale. All other sales of Company stock received in a restricted stock award are treated like any other sale under the Policy. Thus, such sales are subject to the reporting requirements and are considered sales for purposes of the 60 calendar day prohibition. Insider Risk, Investment and ADM employees must preclear such sales.

When You Trade in Non- Company Securities

When employees buy or sell securities of issuers with which the Company does business, or other third-party issuers, liability could result on the part of such employee. Every employee must be sensitive to even the appearance of impropriety in connection with their personal securities transactions, including those owned indirectly. Employees should refer to the Company’s Code of Conduct and Interpretive Guidance that contains restrictions on investments employees make with parties that do business with the Company. Additional restrictions are listed below.

General Restrictions

•	Excessive Trading – Employees are discouraged from trading at a level that intrudes on their ability to fulfill their job responsibilities.

•
Speculative Trading – Employees are discouraged from the type of trading that could distract them from their job duties. Examples could include short-term trading, trading in naked options or other types of speculative trading.

•
Front Running - Employees are prohibited from “front running,” that is, the purchase or sale of securities for their own or the Company’s accounts on the basis of their knowledge of the Company’s trading positions or plans or those of the Company’s clients.

•
Scalping – Employees are prohibited from "scalping," that is, the purchase or sale of securities for clients for the purpose of affecting the value of a security owned or to be acquired by the employee or the Company.

•
Spread Betting – Employees are prohibited from “spread betting” (essentially taking bets on securities pricing to reflect market movements) or similar activities as a mechanism for avoiding the restrictions on personal securities trading arising under the provisions of the Policy. Such transactions themselves constitute transactions in securities for the purposes of the Policy and are subject to all of the provisions applicable to other non-exempted transactions.

Initial Public Offerings

Employees are prohibited from acquiring securities through an allocation by the underwriter of an Initial Public Offering (IPO) without prior approval of the Ethics Office (ADM employees must have prior approval from the IEC). Approval can be given only when the allocation comes through an employee of the issuer who is a direct family relation of the Company employee. Approval may not be available to employees of registered broker-dealers due to certain laws and regulations (for example, FINRA rules in the U.S.). If you have any questions as to whether a particular offering constitutes an IPO, consult the Ethics Office before placing the trade.

Private Placements

Acquisition – Employees are prohibited from acquiring any security in a private placement unless they obtain prior written approval. The Ethics Office, Compliance Officer and Operating Committee Member (representing the employee’s line of business or department) must all give approval before the investment may proceed. For ADM employees, approval must be given by the IEC. An approval request must be submitted on the “Private Placement: Preliminary Questionnaire” form which can be located on MySource or by sending an email to securitiestradingpolicyhelp@bnymellon.com.

Subsequent Actions – after receipt of the necessary approvals and the acquisition, employees are required to disclose that investment to the Compliance Officer if they participate in any subsequent consideration of credit for the issuer, or of an investment in the issuer for an advised account. The decision to acquire such securities for an advised account will be subject to independent review.

Important information for ADM employees

•
Approval considerations - The IEC will generally not approve an acquisition in which any managed fund or account is authorized to invest within the ADM’s fund complex. The IEC will take into account the specific facts and circumstances of the request prior to reaching a decision on whether to authorize a private placement investment. These factors include, among other things, whether the opportunity is being offered to an individual by virtue of his or her position with the Company or its affiliates, or his or her relationship to a managed fund or account. ADMs are expected to comply with the IEC’s request for any information and/or documentation necessary to satisfy itself that no actual or potential conflict, or appearance of a conflict, exists between the proposed private placement purchase and the interests of any managed fund or account.

•
Approval to Continue to Hold Existing Investments – Within 90 days of being designated an ADM, employees who have holdings of securities obtained in a private placement must request the written authorization of the IEC to continue holding the security.

Additional Rules for ADM and Investment Employees

Summary of Requirements

It is imperative that the Company and its affiliates avoid even the appearance of a conflict between the personal securities trading of its employees and its fiduciary duties to investment companies and managed account clients. These requirements apply to accounts owned directly and indirectly. In addition to the General Standards of Conduct, Investment and ADM employees are required to:

•	report securities accounts and holdings, including accounts that hold Proprietary Funds

•	report transactions and update holdings in securities and Proprietary Funds on a quarterly basis

•	obtain preclearance prior to initiating a securities transaction, including Proprietary Funds (unless expressly exempt)

•	avoid short-term trading (this does not apply to short-term transactions in Company securities which are prohibited by policy)

Reminders Proprietary Funds - are included in the requirements

•
A Proprietary Fund is an investment company or collective fund for which a Company subsidiary serves as an investment adviser, sub-adviser or principal underwriter (for purposes of this Policy, Money Market Funds are not Proprietary Funds)

•	Indirect interests in Proprietary Funds (such as through a spouse’s 401(k) plan or other retirement plan) are subject to the requirements of this Policy

•	A list of Proprietary Funds is published on MySource or can be obtained by sending an email to securitiestradingpolicyhelp@bnymellon.com

•
Employees must not trade in shares of any Proprietary Fund while in possession of material nonpublic information nor may they pass the information along to others who do not need to know the information in order to carry out their job responsibilities with the Company (refer to the General Standards of Conduct regarding the Company’s Policy on Material Nonpublic Information for further information)

Investment Clubs

•	Investment clubs are organizations whose members make joint decisions on which securities to buy or sell and securities are generally held in the name of the investment club

•	Prior to participating in an Investment Club, employees are required to obtain written permission from the Preclearance Compliance Officer

•	Employees who receive permission to participate in an investment club are subject to the requirements of this Policy (including the preclearance provisions)

Additional Requirements for ADM employees

•	submit a “Special Purpose ADM Quarterly Securities Report”

•	submit “Contemporaneous Disclosures” prior to making or acting upon a portfolio or managed account recommendation

•
ADMs who are Portfolio Managers are prohibited from buying or selling a security within 7 calendar days before and after their investment company or managed account has effected a transaction in that security (this restriction does not apply to Portfolio Managers of index funds)

•
ADMs who are also MCADMs are required to comply with additional approval and reporting requirements when trading or holding securities of issuers with low common equity market capitalization; this requirement applies to all MCADMs whether they are a Portfolio Manager or a Research Analyst

Your Responsibility – it is an ADMs responsibility to confirm with his or her Preclearance Compliance Officer whether or not he or she is required to comply with the requirements above for Portfolio Managers or MCADMs.

Monitoring for Compliance - The IEC will monitor ADMs’ compliance with all provisions of this Policy.

Report Securities Accounts and Holdings, including Proprietary Funds

Account Statements and Trade Confirmations - employees are required to instruct their broker, trust account manager or other entity through which they have a securities or Proprietary Fund account to submit routine statements and trade confirmations directly to the Company. This applies to all accounts owned directly or indirectly and includes any account that has the capability to have reportable securities, including Proprietary Funds, traded within the account. For example, if an account contains only non-proprietary funds or other Exempt Securities, but has the capability to have reportable securities traded in it, the account must be reported and duplicate account statements and trade confirmations must be provided to the Company.

Initial Holdings Report – within 10 calendar days of being designated an Investment Employee or ADM, employees must file an “Initial Holdings Report”. The report must be an accurate recording of security accounts and individual holdings of securities within the last 45 calendar days of filing the report. Below is a list of required items that must be reported:

•	accounts that may trade securities and/or Proprietary Funds

•	securities and Proprietary Funds held in the above accounts

•	securities and Proprietary Funds held outside of accounts

Exemption from Reporting Accounts and Holdings – employees are not required to report accounts or holdings for certain security types or accounts (this exemption also applies to transaction reporting). Below are the approved exemptions:

•
non-discretionary accounts which are defined as those in which the Ethics Office has deemed to be exempt after a review of the account documents has clearly proven the employee has given total investment discretion to an investment manager and retains no ability to influence specific trades

•	Exempt Securities as defined in the Glossary

•	accounts that can only hold items that are not securities (such as bank deposit accounts)

•
company stock held in a bona fide employee benefit plan of an organization not affiliated with the Company by an employee of that organization who is a member of the Company employee’s immediate family. For example, if an employee’s spouse works for a company unrelated to the Company, the employee is not required to report or obtain approval for transactions that his/her spouse makes in the company stock (employer’s securities) so long as they are part of an employee benefit plan. This exemption does not apply to the following:

- any plan that allows the employee to buy and sell securities other than those of their employer. Such situations would subject the account to all requirements of this Policy.

- for ADM employees only, the provisions in this Policy regarding “Contemporaneous Disclosures”
  and the “Special Purpose ADM Quarterly Securities Report”, the company owned stock held within a family member’s employee benefit plan are subject to the requirements to file a
  “Contemporaneous Disclosure” and to be included on the “Special Purpose ADM Quarterly
  Securities Report”, as necessary. However the ADM employee is not required to obtain approval for transactions that his/her family member makes in the company stock (employer’s securities) nor is the family member’s holding of such stock required to be reported on an initial or quarterly holdings report, so long as they are part of an employee benefit plan.

- Additional Reminders:

•	Reminder for Proprietary Fund Holdings – employees are reminded that if the non-

Company employee benefit plan holds Proprietary Funds, these holdings must be reported and are subject to the requirements of this Policy, including the preclearance requirements.

•
Unrelated company’s responsibility – with respect to the employer’s own securities, the unrelated company has primary responsibility for providing adequate supervision with respect to conflicts of interest and compliance with securities laws regarding trading in its own securities under its own employee benefit plans.

Report Transactions and Update Holdings on a Quarterly Basis

Quarterly Reporting of Holdings and Transactions – within 30 calendar days of the end of a calendar quarter, employees are required to file a report of securities transactions, accounts and holdings. The report must contain the following:

•	securities transactions, including Proprietary Fund transactions, made throughout the quarter

•	current list of securities accounts, including those that hold Proprietary Funds

•	updated listing of securities holdings, including Proprietary Funds, both those held within and outside of accounts

•	acknowledgement of compliance with the Policy

Reminder when updating holdings – employees are required to provide an update to holdings positions for activity that does not require preclearance (such as gifts, inheritances, corporate actions, receipt of dividends, etc). Such actions that cause an adjustment to the holding in a particular security must be reported as soon as reasonably possible, but no less than quarterly. Certain actions, such as gifts and inheritances, have time deadlines to report the activity and to update holdings. See below for specific requirements.

•
Gifts and Inheritances – employees who give (or receive) a gift of securities or receive an inheritance that includes securities (that are not exempt under this policy) must report the activity to the Company within 10 calendar days. The report must disclose the name of the person receiving (giving) the gift or inheritance, date of the transaction, and name of the broker through which the transaction was effected (if applicable).

•
A Note About Gifts – gifts must be “bona fide”. This means that the gift of securities must be one where the donor does not receive anything of monetary value in return. An employee who purchases a security with the intention of making a gift is subject to the preclearance requirements described in this Policy.

Obtain Preclearance Prior to Initiating a Transaction, including Proprietary Fund Trades

Prior Preclearance Required – employees must not trade a security, including Proprietary Fund trades, without prior written approval from the Preclearance Compliance Officer (verbal approvals are deemed impermissible). Unless expressly exempt, all securities transactions are covered by this preclearance requirement. Preclearance applies to securities, including Proprietary Funds, held in the employee’s name as well as those owned indirectly. The employee will be notified whether or not the request has been approved or denied. If denied, the reason will not be disclosed and employees should not infer from the preclearance response anything regarding the security for which preclearance was requested.

Rules for Preclearance – although requests for preclearance does not obligate an employee to make a trade, preclearance should not be sought for transactions the employee does not intend to make. Employees should not discuss with anyone else, inside or outside the Company, the response they received to a preclearance request. If the employee is preclearing as an indirect owner of another’s account, the response may be disclosed to the other owner.

Preclearance Window (or Expiration) – preclearance authorization will expire at the end of the second business day after it is received. The day authorization is granted is considered the first business day. Employees who deal in standard orders to trade at certain prices (sometimes called “limit”, “stop-loss”, “good-until-cancelled”, or “standing buy/sell” orders) are cautioned to be aware that transactions receiving preclearance authorization must be executed before the preclearance expires. At the end of the two-day preclearance authorization period, any unexecuted order must be canceled or a new preclearance authorization must be obtained. If the new preclearance request is denied, the order must be cancelled immediately.

Obtain Preclearance Prior to Initiating a Transaction, including Proprietary Fund Trades -continued

Proprietary Funds – the following requirements apply to transactions in Proprietary Funds:

•
Holding Period for Proprietary Funds - employees’ holdings in Proprietary Funds are expected to be long-term investments, rather than the result of trading for short-term profit. Therefore, employees must not purchase and redeem, or redeem and purchase, shares of an individual Proprietary Fund within any 60 calendar day period, unless they have the prior approval of the Preclearance Compliance Officer. Unless the transaction is exempt from preclearance (such as those that are part of an automatic investment plan), employees are expected to comply with this holding period requirement.

•	The Company’s 401(k) Plan, Non Self-Directed Accounts – movements of balances into or out of

Proprietary Funds are deemed to be purchases or redemptions of those Proprietary Funds for purposes of the holding period requirement but are exempt from the general preclearance requirement. In other words, you do not need to preclear every such movement, but must get prior approval from the Preclearance Compliance Officer if the movement is within 60 calendar days of an opposite transaction in shares of the same fund. In lieu of transaction reporting, employees are deemed to consent to the Company obtaining transaction information from Plan records. Such movements must be reflected in holdings reports.

•	Company 401(k) Plan, Self-Directed Accounts – are treated like any other Proprietary Fund account. This means that the reporting, preclearance and holding period requirements apply.

Exemptions from Requirement to Preclear – preclearance is not required for the following type of transactions:

•	Exempt Securities as defined in the Glossary

•	non-financial commodities (such as agricultural futures, metals, oil, gas, etc.), currency futures, financial futures

•	in approved non-discretionary accounts, which are accounts in which an employee has no direct or indirect influence or control over the investment decision-making process

•
those that are involuntary on the part of an employee (such as stock dividends or sales of fractional shares); however, sales initiated by brokers to satisfy margin calls are not considered involuntary and must be precleared

•	sales of Company Stock received upon the exercise of an employee stock option if the sale is part of a "netting of shares" or "cashless exercise" administered through the Human Resources Department

•	changes to elections in the Company 401(k) plan, including those made for Proprietary Funds

•
enrollment, changes in salary withholding percentages and sales of shares held in the Company Employee Stock Purchase Plan (ESPP); sales of shares previously withdrawn from the ESPP do require preclearance

•
movements of balances of Proprietary Funds held within the Company 401(k) Plan so long as the movements do not occur within a 60 day period; this exemption does not apply to Proprietary Funds held within a self-directed account established as part of the Company 401(k) Plan

•
the receipt of a Company Restricted Stock award, the vesting of the award, and the sale (through Company-approved procedures) of a portion of the Company Stock received in the award at the time of vesting to pay tax withholding; this exemption does not apply to subsequent sales of vested shares by the employee

•	those pursuant to the exercise of rights (purchases or sales) issued by an issuer pro rata to all holders of a class of securities, to the extent such rights were acquired from such issuer

•	sales effected pursuant to a bona fide tender offer

•	those effected pursuant to an automatic investment plan, including payroll deduction contributions for Proprietary Funds

Avoid Short-Term Trading

Employees are discouraged from purchasing and selling, or from selling and purchasing, the same (or equivalent) securities within any 60 calendar day period. Transactions that are exempt from preclearance and transactions in Proprietary Funds will not be considered purchases or sales for purposes of profit disgorgement.

Disgorgement – any profits realized on such short-term trades must be disgorged in accordance with procedures established by senior management. Employees should be aware that for purposes of profit disgorgement, trading in derivatives (such as options) is deemed to be trading in the underlying security. (See the Glossary for an explanation of option transactions.) Therefore, certain investment strategies may be difficult to implement without being subject to profit disgorgement. Furthermore, employees should also be aware that profit disgorgement from 60 calendar day trading may be greater than the economic profit or greater than the profit reported for purposes of income tax reporting.

Additional Requirements for ADM Employees

Submit a Special Purpose ADM Quarterly Securities Report

Requirement – ADMs are required to submit quarterly to the Preclearance Compliance Officer the “Special Purpose ADM Quarterly Securities Report”. This report must be submitted within 30 calendar days of each quarter end and includes information on securities and/or transactions owned directly or indirectly.

The report must contain information on:

•	securities owned at any time during the quarter which were either recommended for a transaction or in a portfolio managed by the ADM during the quarter

•	holdings or transactions in private placements

•	holdings in securities with a market capitalization that was equal to or less than:

- in the U.S., $250 million - in the U.K., £150 million - in Japan, ¥20 billion - in Brazil, R$10 million

A form for completing this report can be obtained from the Preclearance Compliance Officer, MySource or by emailing the Ethics Office at securitiestradingpolicyhelp@bnymellon.com .

Exemption – ADMs need not report any security that is defined as an Exempt Security or is otherwise expressly exempt from preclearance.

Submit Contemporaneous Disclosures

Requirement – prior to making or acting upon a portfolio recommendation in a security owned directly or indirectly by the ADM, written authorization must be obtained – referred to as “contemporaneous disclosure”. This disclosure applies to “hold” recommendations as well as buy or sell recommendations. The purpose of disclosure is to confirm that the portfolio recommendation or transaction is not for the purpose of affecting the value of a personal securities holding. “Contemporaneous Disclosure” forms can be obtained from the Preclearance Compliance Officer, MySource, or by emailing the Ethics Office at securitiestradingpolicyhelp@bnymellon.com.

Exempt ADMs – ADMs who are index fund managers and have no investment discretion in replicating an index model or clone portfolio do not need to comply with the disclosure requirement. This exemption does not apply in the following circumstances:

•	if the ADM recommends a security which is not in the clone or model portfolio or recommends a model or clone security in a different percentage than model or clone amounts

•	when the ADM recommends individual securities to clients, even if the Company shares control of the investment process with other parties

Submit Contemporaneous Disclosures - continued

Fiduciary Duty to Client is Paramount – under no circumstances should a portfolio recommendation or transaction be affected by its impact on personal securities holdings or by the requirement for contemporaneous disclosure. The ADM’s fiduciary duty to make portfolio recommendations and trades solely in the best interest of the client must always take precedence.

Approval – prior to the first such portfolio recommendation or transaction in a particular security in a calendar month, approval must be obtained from the ADM’s Chief Investment Officer (CIO) or Chief Executive Officer (CEO) or their designee. Disclosure forms for subsequent transactions in the same security are not required for the remainder of the calendar month so long as purchases (or sales) in all portfolios do not exceed the maximum number of shares, options, or bonds disclosed on the disclosure form. If the ADM seeks to effect a transaction or makes a recommendation in a direction opposite to the most recent disclosure form, a new disclosure form must be completed prior to the transaction or recommendation.
Exemptions – certain securities holdings are exempt from this requirement. They are:

•	Exempt Securities as defined in the Glossary

•	held in approved non-discretionary accounts, which are accounts that an employee has no direct or indirect influence or control over the investment decision-making process

•
holdings of debt securities which do not have a conversion feature and are rated investment grade or better by a nationally recognized statistical rating organization or unrated but of comparable quality

•	holdings of equity securities of the following:

- in the U.S., the top 200 issuers on the Russell list and other companies with a market capitalization of
  $20 billion or higher
- in the U.K., the top 100 companies on the FTSE All Share Index and other companies with a market capitalization of £10 billion or higher
- in Japan, the top 100 companies of the TOPIX and other companies with a market capitalization of ¥2 trillion
- in Brazil, companies on the IBr-X and other companies with a market capitalization of R$200 million

Restrictions for ADMs who are Portfolio Managers (“7 Day Blackout Period”)

Prohibition – it is impermissible for an ADM who is designated as a Portfolio Manager to buy or sell a security (owned directly or indirectly) within 7 calendar days before and after the Portfolio Manager’s investment company or managed account has effected a transaction in that security (the “7 Day Blackout Period”).

Disgorgement Required - if a Portfolio Manager initiates a transaction within the 7 Day Blackout Period, in addition to being subject to sanctions for violating the Policy, profits from the transaction must be disgorged. The procedures for disgorging profits are established by the IEC. The IEC has determined that the following transactions will not be subject to this disgorgement requirement:

•	in the U.S., any transaction of $10,000 or 100 shares (whichever is greater) for companies on the Russell 500 List or any other company with a market capitalization of $5 billion or higher

•	in the U.K., any transaction of £6 thousand or 100 shares (whichever is greater) for companies on the FTSE 100 All Share Index or any other company with a market capitalization of £3 billion or higher

•	in Japan, any transaction of ¥1 million of companies on the TOPIX 100 or any other company with a market capitalization of ¥500 billion or higher

•	in Brazil, any transaction of R$30,000 of companies on the IBr-X or any other company with a market capitalization of R$200 million or higher

Exemption – Portfolio Managers who manage index funds which exactly replicate a clone or model are exempt from the 7 Day Blackout Period.

Requirements for ADMs who are MCADMs (Transactions and Holdings in Micro-Cap Securities)

When a MCADM personally trades (either directly or indirectly) securities with certain market capitalizations, additional approvals are required. The market capitalization thresholds and required approvals are listed below.

Approvals:

Threshold 1 – without the prior written approval of the IEC, MCADMS may not trade the securities of companies with the following market capitalization:

•	in the U.S., $100 million or less

•	in the U.K., £60 million or less

•	in Japan, ¥10 billion or less

•	in Brazil, R$3 million or less

Threshold 2 – without the prior written approval of the immediate supervisor and the CIO, MCADMs may not trade the securities of companies with the following market capitalization:

•	in the U.S., more than $100 million but less than or equal to $250 million

•	in the U.K., more than £60 million but less than or equal to £150 million

•	in Japan, more than ¥10 billion but less than or equal to ¥20 billion

•	in Brazil, more than R$3 million but less than or equal to R$10 million

Exemption – transactions that are involuntarily acquired, such as through inheritance, gift or spin-off, are exempt from these restrictions, however, they must be disclosed in a memo to the Preclearance Compliance Officer within 10 calendar days of the involuntary acquisition.

Requirement for newly designated MCADMs – to continue holding securities with a certain market capitalization threshold, MCADMs must obtain the approval of the CIO or CEO and provide a copy of the approval to the Preclearance Compliance Officer. The thresholds for the market capitalization in various jurisdictions are:

•	in the U.S., equal to or less than $250 million

•	in the U.K., equal to or less than £150 million

•	in Japan, equal to or less than ¥20 billion

•	in Brazil, equal to or less than R$10 million

Summary of Requirements

In addition to the General Standards of Conduct, Insider Risk Employees are required to:

•	report securities accounts, holdings and transactions

•	update securities holdings, and

•	obtain preclearance prior to initiating a securities transaction

These requirements apply to accounts owned directly and indirectly.

Caution regarding Investment Clubs – investment clubs are organizations where investor members make joint decisions on which securities to buy or sell. The securities are generally held in the name of the investment club. Since each member of the investment club participates in the investment decision making process, each employee belonging to such a club must first obtain written, documented approval from the Preclearance Compliance Officer before participating in any investment club. If approval is given, the employee must comply with all of the reporting requirements and must preclear the securities transactions of the club.

Credit or Advisory Relationship – If an employee is involved in a credit decision (granting, renewing, modifying or denying) or acting as an adviser to a company with respect to the company’s own securities, he or she may not buy, hold or trade securities of that company without the prior permission of the Ethics Office. In addition, lending employees who have assigned responsibilities in a specific industry group are not permitted to trade securities in that industry. This prohibition does not apply to transactions in open-end mutual funds.

Report Securities Accounts, Holdings and Transactions

Initial Holdings – within 10 calendar days of being designated an Insider Risk Employee the following must be reported:

•	a listing of all accounts that may trade securities

•	a listing of all securities held in the above accounts (other than those identified as Exempt Securities in the Glossary or those otherwise exempt from preclearance as defined by this Policy)

•	a listing of all securities held outside of accounts

Employees must report accounts that do not hold reportable securities, but have the capability of holding such securities (for example, a brokerage account that holds only mutual funds but can hold other types of securities).

The Initial Holdings Report must be an accurate recording of security positions within the last 45 calendar days of being designated an Insider Risk Employee.

On-going Reporting of Holdings and Transactions – routine reports of securities held in an account and those held outside of an account are required to be provided to the Company. Specifically:

•
For securities held in an account (such as a broker, trust account manager or other entity maintaining a securities trading account), trade confirmations and statements relating to each account held directly or indirectly must be sent to the Company. Employees must report all securities accounts that can hold a security that is covered by this Policy, regardless of what, if any, securities are held in the account. For example, even if an account contains only mutual funds or Exempt Securities as that term is defined by the Policy, but the account has the capability to have reportable securities traded in it, the account must be reported and duplicate account statements and trade confirmations must be sent to the Company

•
For securities held outside of an account (such as those held directly with an issuer or maintained in paper certificate form), employees must comply with the Company’s request to confirm transactions and holdings.

Report Securities Accounts, Holdings and Transactions - continued

Exemption from Reporting Holdings and Transactions – employees are not required to report holdings or transactions for the following:

•
in a non-discretionary account, defined as one in which the Ethics Office has deemed to be exempt after a review of the account documents has clearly proven the employee has given total investment discretion to an investment manager and retains no ability to influence specific trades

•	Exempt Securities as defined in the Glossary

•	any transaction that is exempt from preclearance

•	in accounts that can only hold items that are not securities (such as bank deposit accounts)

•	company stock held in a bona fide employee benefit plan of an organization not affiliated with the Company by an employee of that organization who is a member of the employee’s immediate family.

This exemption does not apply to any such plan that allows the employee to buy and sell securities other than those of their employer. Such situations would subject the holding to the preclearance and reporting provisions.

- NOTE: If an employee’s family member is employed at an unaffiliated company, the employee is not required to report or obtain approval for transactions in the employer’s securities so long as they are conducted by and through the family member’s employee benefit plan. In such situations, the family member’s employer has primary responsibility for providing adequate supervision with respect to conflicts of interest and compliance with securities laws regarding trading in its own securities under its own employee benefit plans.

Update Securities Holdings

Periodically, but no less than annually, employees must submit a statement of holdings, including accounts, and acknowledge compliance with the Policy. The information must be current within 45 calendar days of the date the statement is submitted. Employees are required to update holdings positions for actions that do not require preclearance (such as gifts, inheritances, corporate actions, receipt of dividends etc.). Such actions that cause an adjustment to the holding in a particular security must be reported as soon as reasonable.

Certain actions, such as gifts and inheritances, have time deadlines to report the activity and to update holdings. See below for specific requirements:

•
Gifts and Inheritances – employees who give (or receive) a gift of securities or receive an inheritance that includes securities (that are not Exempt under this Policy) must report the activity to the Company within 10 calendar days. The report must disclose the name of the person receiving (giving) the gift or inheritance, date of the transaction, and name of the broker through which the transaction was effected (if applicable).

•
A Note About Gifts – gifts must be “bona fide”. This means that the gift of securities must be one where the donor does not receive anything of monetary value in return. An employee who purchases a security with the intention of making a gift is subject to the preclearance requirements described in this Policy.

Obtain Preclearance Prior to Initiating a Securities Transaction

Prior Preclearance Required – employees must not trade a security without prior, written approval from the Preclearance Compliance Officer (verbal approvals are deemed impermissible). Unless expressly exempt, all securities transactions are covered by this preclearance requirement. Preclearance applies to securities held in the employee’s name as well as those owned indirectly. The employee will be notified whether or not the request has been approved or denied. If denied, the reason will not be disclosed and employees should not infer from the preclearance response anything regarding the security for which preclearance was requested.

Rules for Preclearance – although requests for preclearance do not obligate an employee to make a trade, preclearance should not be sought for transactions the employee does not intend to make. Employees should not discuss with anyone else, inside or outside the Company, the response they received to a preclearance request. If the employee is preclearing as an indirect owner of another’s account, the response may be disclosed to the other owner.

Preclearance Window (or Expiration) – preclearance authorization will expire at the end of the third business day after it is received. The day authorization is granted is considered the first business day. Employees who deal in standard orders to trade at certain prices (sometimes called “limit”, “stop-loss”, “good-until-cancelled”, or “standing buy/sell” orders) are cautioned to be aware that transactions receiving preclearance authorization must be executed before the preclearance expires. At the end of the three-day preclearance authorization period, any unexecuted order must be canceled or a new preclearance authorization must be obtained. If the new preclearance request is denied, the order must be cancelled immediately.

Exemptions from Requirement to Preclear – preclearance is not required for the following type of transactions:

•	Exempt Securities as defined in the Glossary

•	open-end and closed-end investment companies (i.e., mutual funds and variable capital companies), regardless of whether they are Proprietary Funds, index funds or exchange traded funds

•	municipal bonds

•	non-financial commodities (such as agricultural futures, metals, oil, gas, etc.), currency futures, financial futures

•	in approved non-discretionary accounts, which are accounts in which an employee has no direct or indirect influence or control over the investment decision-making process

•
those that are involuntary on the part of an employee (such as stock dividends or sales of fractional shares); however, sales initiated by brokers to satisfy margin calls are not considered involuntary and must be precleared

•	sales of Company Stock received upon the exercise of an employee stock option if the sale is part of a "netting of shares" or "cashless exercise" administered through the Human Resources Department

•	changes to elections in the Company 401(k) plan

•
enrollment, changes in salary withholding percentages and sales of shares held in the Company Employee Stock Purchase Plan (ESPP); sales of shares previously withdrawn from the ESPP do require preclearance

•
the receipt of a Company Restricted Stock award, the vesting of the award, and the sale (through Company- approved procedures) of a portion of the Company Stock received in the award at the time of vesting to pay tax withholding; this exemption does not apply to subsequent sales of vested shares by the employee

•	those pursuant to the exercise of rights (purchases or sales) issued by an issuer pro rata to all holders of a class of securities, to the extent such rights were acquired from such issuer

•	sales effected pursuant to a bona fide tender offer

•	those effected pursuant to an automatic investment plan

In addition to the General Standards of Conduct, Other Employees are required to follow the procedures described below.

Dealing in Company securities (outside of Company employee benefit programs)

Within 10 calendar days of a transaction in Company securities (purchase or sell), employees must report the transaction in writing to the Ethics Office or the Compliance Officer. Purchases and sales include optional cash purchases under the Company’s Dividend Reinvestment and Common Stock Purchase Plan. Other Employees who are required to report securities holdings and transactions as described below, and are already providing copies of their securities accounts statements and transactions which include transactions in Company securities, do not need to provide a copy of transactions in Company securities.

Credit or Advisory Relationship

If an employee is involved in a credit decision (granting, renewing, modifying or denying) or acting as an adviser to a company with respect to the company’s own securities, he or she may not buy, hold or trade securities of that company without the prior permission of the Ethics Office. In addition, lending employees who have assigned responsibilities in a specific industry group are not permitted to trade securities in that industry. This prohibition does not apply to transactions in open-end mutual funds.

Reporting Securities Holdings and Transactions

Reporting Holdings and Transactions – there are certain Other Employees who must report their securities accounts (such as broker accounts), holdings in securities (both within and outside of accounts) and their transactions in securities. Typically this will apply to employees who are subject to certain laws and regulations (such as employees who are registered representatives of a FINRA supervised broker dealer).

To determine whether or not these reporting requirements apply to you, contact the Ethics Office or your Compliance Officer.

How to Report – instruct the broker, trust account manager or other entity through which you have a securities trading account to send copies of all trade confirmations and statements relating to each account of which they are an owner (direct or indirect) to the Company. For securities held outside of an account (such as those held directly with an issuer or maintained in paper certificate form), employees must comply with the Company’s request to confirm transactions and holdings. Employees subject to the reporting requirements are also required to comply with periodic reporting requests.

Supplemental Information

Employees’ Financial Information

The Ethics Office and/or Preclearance Compliance Officers will use their best efforts to assure that requests for preclearance, personal securities transaction reports and reports of securities holdings are treated as "Personal and Confidential." However, the Company is required by law to review, retain and, in certain circumstances, disclose such documents. Therefore, such documents will be available for inspection by appropriate regulatory agencies and by other parties within and outside the Company as are necessary to evaluate compliance with or sanctions under the Policy or other requirements applicable to the Company.

Note for Investment and ADM employees only: Employees should be aware that documents are also available for inspection by the boards of directors, trustees or managing general partners of any Company entity regulated by certain investment company laws.

Restricted List

Preclearance Compliance Officers will maintain a list (the "Restricted List") of companies whose securities are deemed appropriate for implementation of trading restrictions for employees in their line of business or firm. The Restricted List will not be distributed outside of the Compliance Office or the Ethics Office. From time to time, such trading restrictions may be appropriate to protect the Company and its employees from potential violations, or the appearance of violations, of securities laws. The inclusion of a company on the Restricted List provides no indication of the advisability of an investment in the company's securities or the existence of material nonpublic information on the company. Nevertheless, the contents of the Restricted List will be treated as confidential information to avoid unwarranted inferences. The Preclearance Compliance Officer will retain copies of Restricted Lists for six years.

Standards For Preclearance of De Minimis Transactions (applicable for firms or lines of business who administer compliance for Investment or ADM Employees)

ADM and Investment Employees will generally not be given clearance to execute a transaction in any security that is on the Restricted List maintained by the Preclearance Compliance Officer, or for which there is a pending buy or sell order for an affiliated account (other than an index fund). In certain circumstances, the Preclearance Compliance Officer may approve certain de minimus transactions even when the firm is trading such securities. However, de minimis transactions require preclearance approval.

Restrictions and Conditions – the following restrictions or conditions are imposed upon these standards:

•	employee preclearance is required prior to executing the transaction

•	if the transaction is a 60 day trade, profit disgorgement will not be waived

•	Preclearance Compliance Officers are limited to applying this de minimis standard to only two trades in the securities of any one issuer in any calendar month

•	employees must cooperate with the Preclearance Compliance Officer’s request to document market capitalization amounts

Standards For Preclearance of De Minimis Transactions (applicable for firms or lines of business who administer compliance for Investment or ADM Employees) - continued

Transaction Limits – the following transaction limits are available for this exception:

Investment Employees

In the U.S.,

•	transactions up to $50,000 for companies on the Russell 200 List or other companies with a market capitalization of $20 billion or higher

•	transactions of 100 shares or $10,000 (whichever is greater) for companies ranked 201 to 500 on the Russell List or other companies with a market capitalization of $5 billion or higher

In the U.K.,

•	transactions up to £30,000 for companies ranked in the top 100 of the FTSE All Share Index or other companies with a market capitalization of £10 billion or higher

•	transaction of 100 shares or £6 thousand (whichever is greater) for companies ranked 101 to 250 on the FTSE All Share Index or other companies with a market capitalization of £3 billion or higher

In Japan,

•	transactions up to ¥5 million for companies ranked in the top 100 of the TOPIX or other companies with a market capitalization of ¥2 trillion or higher

•	transactions of up to ¥1 million of securities for companies ranked 100 to 250 on the TOPIX or other companies with a market capitalization of ¥500 billion or higher

In Brazil,

•	transactions up to R$100,000 securities for companies listed on the IBr-X 50 or other companies with a market capitalization of R$500 million or higher

•	transactions up to R$30,000 of securities of companies listed on the IBr-X or other companies with a market capitalization of R$200 million or higher

ADM Employees

•	in the U.S., transactions up to $10,000 or 100 shares (whichever is greater) of companies in the top 500 of the Russell List or other companies with a market capitalization of $5 billion or higher

•
in the U.K., transactions up to £6 thousand or 100 shares (whichever is greater) of companies in the top 100 of the FTSE All Share Index or other companies with a market capitalization of £3 billion or higher

•	in Japan, transactions up to ¥1million for companies ranked in the top 100 of the TOPIX or other companies with a market capitalization of ¥500 billion or higher

•	in Brazil, transactions up to R$30,000 of companies that belong to the IBr-X or other companies with a market capitalization of R$200 million or higher

NOTE: Some ADMs who are also Portfolio Managers may not be eligible for this de minimus exemption. Questions should be directed to the Preclearance Compliance Officer or the Ethics Office.

Glossary Definitions

•
access decision maker - A person designated as such by the Investment Ethics Council. Generally, this will be Portfolio Managers and Research Analysts who make recommendations or decisions regarding the purchase or sale of equity, convertible debt, and non-investment grade debt securities for investment companies and other managed accounts.

•	approval – written consent or written notice of non-objection.

•
automatic investment plan – a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation.

Applications to specific situations are as follows:

Dividend Reinvestment Plans (“DRIPs”) – the automatic investment of dividends under a DRIP is deemed to be pursuant to an automatic investment plan. Optional cash purchases (that is, the right to buy additional shares through the DRIP) are not deemed to be pursuant to an automatic investment plan unless they are by payroll deduction, automatic drafting to a checking account or other means specifically included in this definition.

Payroll deductions – deductions from payroll (the Company or otherwise) directly into an investment account are deemed to be done pursuant to an automatic investment plan. This would include payroll deductions for contributions to 401(k) plans and other employee benefit plans.

Bank Account Drafts or Deposits – automatic drafts from a checking or savings account directly to an investment account or automatic deposits directly from an investment account into a checking or savings account, are deemed to be made pursuant to an automatic investment plan, provided that, in either case:

•	there is documentation with the investment account indicating specific trades are to be executed according to an express schedule, rather than at the direction of the account party, and

•	at least two drafts or deposits are executed according to the schedule.

Automatic mutual fund exchange programs – automatic exchanges of a fixed dollar amount out of one mutual fund to purchase shares of another mutual fund are deemed to be made pursuant to an automatic investment plan.

Automatic mutual fund withdrawal programs – automatic withdrawals of a fixed dollar amount out of a mutual fund are deemed to be made pursuant to an automatic investment plan.

Asset-allocation accounts – asset allocation accounts are investment accounts in which the investor chooses among predetermined asset-allocation models consisting of percentages of a portfolio allocated to fund categories (such as large-cap, mid-cap and small-cap equity funds, tax-free bond funds, international funds, etc). Once a model is chosen, new money is automatically invested according to the model, and the portfolio is automatically rebalanced periodically to keep it in line with the model. For purposes of this Policy, both the investment of new money into, and periodic rebalancings within, an asset-allocation account are deemed to be done pursuant to an automatic investment plan. An Investment Advisory Service account at BNY Mellon Private Wealth Advisers is an asset-allocation account. Brokerage accounts, in which the investor has the continuing ability to direct transactions in specific securities or funds, are not asset-allocation accounts.

College and Medical Care Savings Plans – many jurisdictions have college savings plans (for example, in the U.S. these plans are referred to as “529” plans) or medical savings account plans that provide a tax-advantaged means of investing for future college expenses or paying for medical expenses. These plans vary and the features of the specific plan must be analyzed to determine if it qualifies as an automatic investment plan. For example, these plans could qualify as an automatic investment plan if they meet the requirements of an asset-allocation account, bank account draft or a payroll deduction (see above).

•
cashless exercise for cash – as part of the Company’s employee stock option program, employees can choose to “buy” shares of Company Stock at the exercise price and then immediately sell them at fair market value for cash. The employee ends up with cash and does not become a shareholder of Company Stock associated with the option exercise.

•	Company – The Bank of New York Mellon Corporation.

•	Company 401(k) Plan, Non Self-Directed Accounts – the portion of the Company 401(k) balance invested in the Basic Funds and Company Stock.

•
Company 401(k) Plan, Self-Directed Accounts – an account established as part of the Company 401(k) plan that offers employees the opportunity to build and manage their own investment portfolio through the purchase and sale of a broad variety of mutual funds, including both Proprietary and non-Proprietary Funds.

•
Compliance Officer – any individual whose primary job duties include responsibility for ensuring that all applicable laws, regulations, policies, procedures, and Code of Conduct and Interpretive Guidance are followed. For purposes of this Policy, the term “compliance officer” and “preclearance compliance officer” are used interchangeably.

•	direct family relation – for purposes of this Policy, this means a member of an employee’s immediate family as defined by “indirect ownership, family members” in this Glossary.

•
employee - an individual employed by The Bank of New York Mellon Corporation or its more-than-50%-owned direct or indirect subsidiaries; includes all full-time, part-time, benefited and non-benefited, exempt and non- exempt employees in all world-wide locations; generally, for purposes of the Policy, does not include consultants and contract or temporary employees.

•	Ethics Office – the group within the Compliance and Ethics Department of the Company that is responsible for administering the ethics program at the Company.

•	Exempt Securities - defined as:

- direct obligations of the sovereign governments of the United States (U.S. employees only), United
  Kingdom (U.K. employees only) and Japan (Japan employees only). Obligations of other instrumentalities of the U.S., U.K. and Japanese governments or quasi-government agencies are not exempt.
- commercial paper
- high-quality, short-term debt instruments having a maturity of less than 366 days at issuance and rated in one of the two highest rating categories by a nationally recognized statistical rating organization or which is unrated but of comparable quality
- bankers' acceptances
- bank certificates of deposit and time deposits
- repurchase agreements
- securities issued by open-end investment companies (i.e., mutual funds and variable capital companies)
  that are not Proprietary Funds or exchange-traded funds (ETFs)
- shares of money market funds (regardless of affiliation with the Company)
- fixed annuities (note that variable annuities are not exempt)
- shares of unit trusts (provided they are invested exclusively in funds that are not Proprietary Funds)

Note: The following are not Exempt Securities (whether proprietary or not):

•	shares of hedge funds

•	shares of closed-end funds

•	shares of ETFs

•	shares of funds not registered in the U.S. (for U.S. employees only)

•	General Counsel - General Counsel of the Company or any person to whom relevant authority is delegated by the General Counsel.

•
index fund - an investment company or managed portfolio (including indexed accounts and model-driven accounts) that contain securities of an index in proportions designed to replicate the performance of an independently maintained index or that are based on computer models using prescribed objective criteria to transform an independently maintained index. In order to qualify as an “index fund” for purposes of this policy, the fund must not involve a significant amount of investment discretion by portfolio managers managing the accounts.

•
indirect ownership – The securities laws of most jurisdictions attribute ownership of securities to someone in certain circumstances, even though the securities are not held in that person’s name. For example, U.S. federal securities laws contain a concept of “beneficial ownership”, and U.K. securities laws contain a concept of securities held by “associates” (this term includes business or domestic relationships giving rise to a “community of interest”). The definition of “indirect ownership” that follows is used to determine whether securities held other than in your name are subject to the preclearance and other provisions of the Policy. It was designed to be consistent with various securities laws; however, there can be no assurance that attempted adherence to this definition will provide a defense under any particular law. Moreover, a determination of indirect ownership requires a detailed analysis of personal and/or financial circumstances that are subject to change. It is the responsibility of each employee to apply the definition below to his/her own circumstances. If the employee determines that he/she is not an indirect owner of an account and the Ethics Office or Compliance Officer becomes aware of the account, the employee will be responsible for justifying his/her determination. Any such determination should be based upon objective evidence (such as written documents), rather than subjective or intangible factors.

General Standard – generally, you are the indirect owner of securities (and preclearance and other provisions of the Policy will therefore apply to those securities) if, through any contract, arrangement, understanding, relationship or otherwise, you have the opportunity, directly or indirectly, to share at any time in any profit derived from a transaction in them (a “pecuniary interest”). The following is guidance on the application of this definition to some common situations.

Family Members – you are presumed to be an indirect owner of securities held by members of your immediate family who share the same household with you. “Immediate family” means your spouse, your children (including stepchildren, foster children, sons-in-law and daughters-in-law), your grandchildren, your parents (including stepparents, mothers-in-law and fathers-in-law), your grandparents and your siblings (including brothers-in-law, sisters-in-law and step brothers and sisters) and includes adoptive relationships. This presumption of ownership may be rebutted, but it will be difficult to do so if, with respect to the other person, you commingle any assets or share any expenses, you provide or receive any financial support, you influence investment decisions, you include them as a dependent for tax purposes or as a beneficiary under an employee benefit plan, or you are in any way financially codependent. Any attempt to disclaim indirect ownership with respect to family members who share your household must be based upon countervailing facts that you can prove in writing.

Partnerships – if you are a general partner in a general or limited partnership, you are deemed to own your proportionate share of the securities owned by the partnership. Your “proportionate share” is the greater of your share of profits or your share of capital, as evidenced by the partnership agreement. Limited partners are not deemed to be owners of partnership securities absent unusual circumstances, such as influence over investment decisions.

Shareholders of Corporations – you are not deemed to own the securities held by a corporation in which you are a shareholder unless you are a controlling shareholder or you have or share investment control over the corporation’s portfolio.

•	indirect ownership – continued

Trusts – generally, parties to a trust will be deemed indirect owners of securities in the trust only if they have both a pecuniary interest in the trust and investment control over the trust. “Investment control” is the power to direct the disposition of the securities in the trust. Specific applications are as follows:

Trustees: A trustee is deemed to have investment control over the trust unless there are at least three trustees and a majority is required for action. A trustee has a pecuniary interest in the trust if (i) the trustee is also a trust beneficiary, (ii) an immediate family member of the trustee (whether or not they share the same household) is a beneficiary, or (iii) the trustee receives certain types of performance-based fees.

Settlors: If you are the settlor of a trust (that is, the person who puts the assets into the trust), you are an indirect owner of the trust’s assets if you have a pecuniary interest in the trust and you have or share investment control over the trust. You are deemed to have a pecuniary interest in the trust if you have the power to revoke the trust without anyone else’s consent or if members of your immediate family who share your household are beneficiaries of the trust.

Beneficiaries: If you or a member of your immediate family who shares your household is a beneficiary of a trust, you are deemed to have a pecuniary interest in the trust and will therefore be deemed an indirect owner of the trust’s assets if you have or share investment control over the trust.

Remainder Interests – remainder interests are those that do not take effect until after some event that is beyond your control, such as the death of another person. Remainder interests are typically created by wills or trust instruments. You are not deemed to be an indirect owner of securities in which you only have a remainder interest provided you have no power, directly or indirectly, to exercise or share investment control or any other interest.

Derivative Securities – you are the indirect owner of any security you have the right to acquire through the exercise or conversion of any option, warrant, convertible security or other derivative security, whether or not presently exercisable.

•	initial public offering (IPO) - the first offering of a company's securities to the public through an allocation by the underwriter.

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investment company - a company that issues securities that represent an undivided interest in the net assets held by the company. Mutual funds are open-end investment companies that issue and sell redeemable securities representing an undivided interest in the net assets of the company.

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Investment Ethics Council - Council that has oversight responsibility for issues related to personal securities trading and investment activity by Access Decision Makers. The Council is composed of investment, legal, risk management, compliance and ethics management representatives of the Company and its affiliates. The members of the Investment Ethics Council are determined by the Chief Compliance & Ethics Officer.

•	Manager of the Ethics Office – individual appointed by the Chief Compliance & Ethics Officer to manage the Ethics Office.

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Micro-cap ADMs - a subset of Access Decision Makers who make recommendations or decisions regarding the purchase or sale of any security of an issuer with a low common equity market capitalization. Market capitalizations thresholds are established within each country where an ADM resides. See further details under “Classification of Employees” in this Policy.

•	money market fund - a mutual fund that invests in short-term debt instruments. The fund's objective is to earn income for shareholders while maintaining a net asset value of $1 per share.

•	naked option - An option position where the buyer or seller has no underlying security position.

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non-discretionary account - an account for which the employee has no direct or indirect control over the investment decision making process. Non-discretionary accounts may be exempted from preclearance and reporting procedures only if the Ethics Office, after a thorough review, is satisfied that the account is truly non- discretionary to the employee (that is, the employee has given total investment discretion to an investment manager and retains no ability to influence specific trades). Standard broker accounts generally are not deemed to be non-discretionary to the employee, even if the broker is given some discretion to make investment decisions.

•	Operating Committee - the Operating Committee of The Bank of New York Mellon Corporation.

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option - a security which gives the investor the right, but not the obligation, to buy or sell a specific security at a specified price within a specified time frame. For purposes of compliance with the Policy, any Company employee who buys/sells an option, is deemed to have purchased/sold the underlying security when the option was purchased/sold. Four combinations are possible as described below.

Call Options

- If an employee buys a call option, the employee is considered to have purchased the underlying security on the date the option was purchased.
- If an employee sells a call option, the employee is considered to have sold the underlying security on the date the option was sold.

Put Options

- If an employee buys a put option, the employee is considered to have sold the underlying security on the date the option was purchased.
- If an employee sells a put option, the employee is considered to have bought the underlying security on the date the option was sold.

Below is a table illustrating the above:

Transaction Type
Option Type	Buy	Sale
Put	Sale of Underlying Security	Purchase of Underlying Security
Call	Purchase of Underlying Security	Sale of Underlying Security

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Preclearance Compliance Officer - a person designated by the Ethics Office and/or the Investment Ethics Council to administer, among other things, employees’ preclearance requests for a specific business unit (for purposes of this Policy, the term “compliance officer” and “preclearance compliance officer” are used interchangeably).

•
private placement - an offering of securities that is exempt from registration under various laws and rules, such as the Securities Act of 1933 in the U.S. and the Listing Rules in the U.K.. Such offerings are exempt from registration because they do not constitute a public offering. Private placements can include limited partnerships. Private placements include certain co-operative investments in real estate, co-mingled investment vehicles such as hedge funds, and investments in privately-held and family owned businesses. For the purpose of the Policy, time-shares and cooperative investments in real estate used as a primary or secondary residence are not considered to be private placements.

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Proprietary Fund – An investment company or collective fund for which a Company subsidiary serves as an investment adviser, sub-adviser or principal underwriter. From time-to-time, the Company will publish a list of the Proprietary Funds. Employees should rely on the latest version of this list rather than attempt to determine for themselves the identity of the Proprietary Funds.

•
security – any investment that represents an ownership stake or debt stake in a company, partnership, governmental unit, business or other enterprise. It includes stocks, bonds, notes, evidences of indebtedness, certificates of participation in any profit-sharing agreement, collateral trust certificates and certificates of deposit for securities. It also includes many types of puts, calls, straddles and options on any security or group of securities; fractional undivided interests in oil, gas, or other mineral rights; and investment contracts, variable life insurance policies and variable annuities whose cash values or benefits are tied to the performance of an investment account. It does not include currencies. Unless expressly exempt, all securities transactions are covered under the provisions of the Policy (see definition of Exempt Securities).

•
securities firewall - procedures designed to restrict the flow of information within the Company from units or individuals who are likely to receive material nonpublic information to units or individuals who trade in securities or provide investment advice.

•	short sale - the sale of a security that is not owned by the seller at the time of the trade.

•	tender offer – an offer to purchase some or all shareholders' shares in a corporation. The price offered is usually at a premium to the market price.

THE BANK OF NEW YORK MELLON